                                                                     EXHIBIT 4.4





                            ACME METALS INCORPORATED

                                 AND GUARANTORS

                                  $117,958,000


                 13 1/2% Senior Secured Discount Notes due 2004


                               _________________


                                   INDENTURE


                          Dated as of August 11, 1994


                               _________________


                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                                    Trustee





================================================================================

                             CROSS-REFERENCE TABLE

                                                                                 Indenture
Trust Indenture Act Section                                                      Section
- ---------------------------                                                      ---------
Section  310(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
         (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
         (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
         (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.08; 7.10; 12.02
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
Section  311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
Section  312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.05
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.03
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.03
Section  313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
         (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
         (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06; 12.02
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
Section  314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.13; 12.02
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10.02
         (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.04
         (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.04
         (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10.02
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.05
         (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
Section  315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(b)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.05; 12.02
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(a)
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(c)
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.11
Section  316(a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . .     2.09
         (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.05
         (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.04
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.07
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
Section  317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.08

            (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.09
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.04
Section  318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12.01
- --------------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                     Page
                                                                                                                     ----

                                                        ARTICLE I

                                        DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1.02     Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 1.03     Incorporation by Reference of Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 1.04     Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                        ARTICLE II

                                                      THE SECURITIES

SECTION 2.01     Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 2.02     Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 2.03     Registrar and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 2.04     Paying Agent To Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 2.05     Securityholder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 2.06     Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 2.07     Replacement Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 2.08     Outstanding Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 2.09     Treasury Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 2.10     Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 2.11     Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                                                                                     Page
                                                                                                                     ----
SECTION 2.12     Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                       ARTICLE III

                                                        REDEMPTION

SECTION 3.01     Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 3.02     Selection of Securities To Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 3.03     Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 3.04     Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 3.05     Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 3.06     Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                        ARTICLE IV

                                                        COVENANTS

SECTION 4.01     Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 4.02     Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 4.03     Limitation on Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 4.04     Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 4.05     Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 4.06     Limitation on Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 4.07     Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 4.08     Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

SECTION 4.09     Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                                                                                      Page
                                                                                                                      ----
SECTION 4.10     Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SECTION 4.11     Maintenance of Properties, Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SECTION 4.12     Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

SECTION 4.13     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

SECTION 4.14     Waiver of Stay, Extension or Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

SECTION 4.15     Repurchase of Securities upon Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 4.16     Limitation on Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 4.18     Limitation on Actions Affecting Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

SECTION 4.19     Inspection and Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

SECTION 4.20     Limitations on Investments, Loans and Advances . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

SECTION 4.21     Additional Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                                                        SECTION V

                                              MERGERS; SUCCESSOR CORPORATION

SECTION 5.01     Restriction on Mergers and Consolidations and Sales of Assets  . . . . . . . . . . . . . . . . . . .  62

SECTION 5.02     Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

                                                        ARTICLE VI

                                                   DEFAULT AND REMEDIES

SECTION 6.01     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

SECTION 6.02     Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                                                                                                     Page
                                                                                                                     ----
SECTION 6.03     Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

SECTION 6.04     Waiver of Past Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

SECTION 6.05     Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

SECTION 6.06     Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

SECTION 6.07     Rights of Holders To Receive Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

SECTION 6.08     Collection Suit by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

SECTION 6.09     Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

SECTION 6.10     Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

SECTION 6.11     Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

SECTION 6.12     Trustee Election Not to Foreclose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

                                                       ARTICLE VII

                                                         TRUSTEE

SECTION 7.01     Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

SECTION 7.02     Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

SECTION 7.03     Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

SECTION 7.04     Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

SECTION 7.05     Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

SECTION 7.06     Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

SECTION 7.07     Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

SECTION 7.08     Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

                                                                                                                      Page
                                                                                                                      ----
SECTION 7.09     Successor Trustee by Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

SECTION 7.10     Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

SECTION 7.11     Preferential Collection of Claims
                 Against Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

SECTION 7.12     Appointment of Co-Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

                                                       ARTICLE VIII

                                            DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01     Satisfaction and Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

SECTION 8.02     Defeasance and Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

SECTION 8.03     Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

SECTION 8.04     Repayment to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

SECTION 8.05     Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

                                                        ARTICLE IX

                                            AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01     Without Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

SECTION 9.02     With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

SECTION 9.03     Compliance with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

SECTION 9.04     Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

SECTION 9.05     Notation on or Exchange of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

SECTION 9.06     Trustee To Sign Amendments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

                                                                                                                     Page
                                                                                                                     ----



                                                        ARTICLE X

                                                 COLLATERAL AND SECURITY
SECTION 10.01    Collateral and Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    92

SECTION 10.02    Opinions of Counsel; TIA Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    93

SECTION 10.03    Disposition of Collateral Without Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    94

SECTION 10.04    Authorization of Actions To Be
                 Taken by the Collateral Agent
                 Under the Security Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    95

SECTION 10.05    Collateral Agency Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    95

                                                        ARTICLE XI

                                              SENIOR GUARANTEE OF SECURITIES

SECTION 11.01    Unconditional Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    96

SECTION 11.02    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98

SECTION 11.03    Release of a Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98

SECTION 11.04    Limitation of Guarantor's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99

SECTION 11.05    Guarantors May Consolidate,
                 etc., on Certain Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99

SECTION 11.06    Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100

SECTION 11.07    Waiver of Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100

SECTION 11.08    Execution of Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101

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
                                                                                                                     Page
                                                                                                                     ----
                                                       ARTICLE XII

                                                      MISCELLANEOUS

SECTION 12.01    Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

SECTION 12.02    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

SECTION 12.03    Communications by Holders with Other Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104

SECTION 12.04    Certificate and Opinion as to Conditions
                 Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104

SECTION 12.05    Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . 105

SECTION 12.06    Rules by Trustee, Paying Agent, Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106

SECTION 12.07    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106

SECTION 12.08    No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106

SECTION 12.09    Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107

SECTION 12.10    Counterpart Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107

SECTION 12.11    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107

SECTION 12.12    No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . 107

SECTION 12.13    Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107

EXHIBIT A -      Form of Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

EXHIBIT B -      Form of Security Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

EXHIBIT C -      Form of Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1

EXHIBIT D -      Form of Stock Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1

EXHIBIT E -      Form of Disbursement Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1

EXHIBIT F -      Form of Collateral Agency Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

EXHIBIT G -      Form of Intercreditor Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-1





____________________

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                 INDENTURE dated as of August 11, 1994 among ACME METALS INCORPORATED, a Delaware corporation (the "Company"), each of the Guarantors named on the signature page hereto and Shawmut Bank Connecticut, National Association, a national banking association, as Trustee (the "Trustee").

                 Intending to be legally bound hereby, all parties agree as follows for the benefit of the others and for the equal and ratable benefit of the Holders of the Company's 13 1/2% Senior Secured Discount Notes due 2004 (the "Securities").

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  Definitions.

                 "Accreted Value" means, as of any date of determination prior to August 1, 1997, the sum of (a) the initial offering price of each Security and (b) the portion of the excess of the principal amount of each Security over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each February 1 and August 1 at the rate of 13 1/2% per annum from the date of issuance of the Securities through the date of determination computed on the basis of a 360-day year of twelve 30-day months.

                 "Acme Packaging" means Acme Packaging corporation, a Delaware corporation, and a Wholly Owned Subsidiary of the Company.

                 "Acme Steel" means Acme Steel Company, a Delaware corporation, and a Wholly Owned Subsidiary of the Company.

                 "Acquired Indebtedness" means (i) with respect to any Person that becomes a Subsidiary of the Company (or is merged into the Company or any of its Subsidiaries) after the Issue Date, Indebtedness of, or Preferred Stock issued by, such Person or any of its Subsidiaries existing at the time such Person becomes a

Subsidiary of the Company (or is merged into the Company or any of its Subsidiaries), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company (or being merged into the Company or any of its Subsidiaries), and (ii) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of any assets from another Person (other than the Company or any of its Subsidiaries), whether or not such Indebtedness was incurred by such other Person in connection with, or in contemplation of, such acquisition.

                 "Affiliate" means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, the term "Affiliate" shall not include, (i) with respect to the Company, any Subsidiary of the Company, (ii) with respect to any Subsidiary of the Company, the Company or any other Subsidiary of the Company, (iii) with respect to the Company or any Subsidiary of the Company, any benefit plan in existence on the Issue Date of the Indentures, or any comparable plans established subsequent thereto or
(iv) Wabush.

                 "Agent" means any Registrar, Paying Agent or co-Registrar.

                 "Applicable Portion" with respect to any Available Proceeds Amount shall mean such Available Proceeds Amount times a fraction the numerator of which shall be (a) if the Unapplied Proceeds Offer Payment Date is prior to August 1, 1997, the Accreted Value of the then outstanding securities through such payment date or (b) if the Unapplied Proceeds Offer Payment Date is on and after August 1, 1997 the aggregate principal amount of

Securities then outstanding plus all accrued and unpaid interest thereon to the Unapplied Proceeds Offer Payment Date and the denominator of which shall be the sum of (x) such amount in either (a) or (b) as applicable and (y) the aggregate principal amount of the then outstanding Senior Secured Notes plus all accrued and unpaid interest thereon to the Unapplied Proceeds Offer Payment Date and
(c) the aggregate principal amount of Loans (as such term is defined in the Term Loan Agreement) then outstanding plus all accrued and unpaid interest thereon to the Unapplied Proceeds Offer Payment Date.

                 "Asset Sale" means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) of any Property (each, a "transaction") by the Company or any of its Subsidiaries to any Person; provided that (i) transactions involving Property other than Collateral between the Company and a Subsidiary of the Company or transactions involving Property other than Collateral between Subsidiaries of the Company; and (ii) transactions (including sales or other transfers or dispositions of receivables relating to the incurrence of Indebtedness permitted pursuant to Section 4.04 hereof) in the ordinary course of business (including such a transaction with or between Subsidiaries) shall not constitute Asset Sales. For purposes of this definition, the term "Asset Sale" shall not include any sale, transfer, conveyance, lease or other disposition of assets and properties of the Company that is governed by Section
4.07 or Section 5.01 (except to the extent indicated therein).

                 "Available Proceeds Amount" means the amount of funds (whether held in the Collateral Account or by the Company or any of its Subsidiaries) constituting: (i) the portion of any Net Award or Net Proceeds that, pursuant to the Security Documents, the Company is not required to, or that the Company has elected not to, apply to a Restoration of the affected Collateral or (ii) the portion, if any, of the Net Cash Proceeds of an Asset Sale (net, in the case of an Asset Sale of property that does not constitute Collateral, of any Indebtedness repaid with the proceeds of such

Asset Sale to the extent so applied within 180 days of such Asset Sale to the repayment of such Indebtedness; provided that Indebtedness subordinated to (a) the Securities or (b) any other Indebtedness of the Company or any of its Subsidiaries may not be so repaid; provided, further, that with respect to any Indebtedness so repaid outstanding under a revolving credit facility there shall be an equivalent permanent reduction in the committed amount thereof) that has not been applied by the Company, within 180 days after the date of the Asset Sale giving rise to such Net Cash Proceeds, to either (x) the acquisition or construction of property constituting a Related Business Investment, in the case of Net Cash Proceeds of property not constituting Collateral, or (y) the acquisition or construction of property constituting a Related Business Investment, which property has been made subject to the Liens of the Security Documents as contemplated by Section 4.06 hereof and the applicable provisions of the Collateral Agency Agreement within such 180-day period, in the case of Net Cash Proceeds of property constituting Collateral; provided, however, that Net Cash Proceeds shall be deemed to have been so applied, and the Liens contemplated above shall be deemed to have been granted, within such 180-day period if (A) within such 180-day period, the Board of Directors of the Company shall have adopted a capital expenditure plan contemplating the application of such Net Cash Proceeds to a Related Business Investment and the Company shall have taken significant steps to implement such plan, (B) such plan shall have been fully implemented within 180 days after the date of adoption of such plan and (C) to the extent such plan involves the acquisition or construction of property required to be made subject to the Liens of the Security Documents, as contemplated above, such Liens shall have been granted in accordance with the provisions hereof and the applicable provisions of the Collateral Agency Agreement within 180 days after the date of adoption of such plan.

                 "Board of Directors" means the Board of Directors of the Company or any authorized committee of that Board.

                 "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York or in the city of the Corporate Trust Office of the Trustee are authorized or obligated by law, resolution or executive order to close.

                 "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated) of or in such Person's capital stock, and options, rights or warrants to purchase such capital stock, whether outstanding on or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock.

                 "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                 "Cash Equivalents" means (i) United States Government Obligations, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S&P") and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500,000,000 and maturing not more than one year from the date of creation thereof, (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause (iii), and (v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P.

                 "Change of Control" means (i) any sale, lease or other transfer (in one transaction or a series of related transactions) by the Company or any of its Subsidiaries of all or substantially all of the consolidated assets of the Company to any Person (other than a Wholly Owned Subsidiary of the Company); (ii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than the Company)) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Capital Stock of the Company representing 40% or more of the voting power of such Capital Stock; (iii) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or
(iv) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

                 "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of any of the Security Documents.

                 "Collateral Account" means the collateral account established pursuant to the Collateral Agency Agreement.

                 "Collateral Agency Agreement" means the Collateral Agency Agreement dated as of the date hereof between the Company, Acme Steel, Acme Packaging, the Trustee, the Term Loan Agent, the Note Trustee and the Collateral Agent in substantially the form attached hereto as Exhibit F as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Collateral Agent" means Shawmut Bank Connecticut, National Association, as collateral agent under the Collateral Agency Agreement and the other Security Documents until a successor replaces it in accordance with the provisions of the Collateral Agency Agreement, this Indenture and the other Security Documents and thereafter means such successor.

                 "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

                 "Company Order" means a written order or request signed in the name of the Company by its President or Vice President, and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and delivered to the Trustee.

                 "Commodity Agreement" of any Person means any option or futures contract or similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in commodity prices.

                 "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                 "Consolidated Cash Flow Available for Fixed Charges" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum for such period of (i) Consolidated Net Income, (ii) income taxes with respect to such period determined in accordance with GAAP, (iii) interest expense for such period determined in accordance with GAAP and (iv) depreciation and amortization expenses (including, without duplication, amortization of debt discount and debt issue costs and amortization of previously capitalized interest to cost of sales) and other non-cash charges to earnings which reduced Consolidated Net Income (excluding any non-cash charge to the extent that such non-cash charge requires an accrual of or a reserve for cash charges for any future period), determined in accordance with GAAP.

                 "Consolidated Fixed Charges" of the Company for any period means the sum of: (i) the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on a consolidated income statement for the Company and its Subsidiaries (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing, the net costs associated with Commodity Agreements, Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount, premium, if any, and all other non-cash interest expense other than previously capitalized interest amortized to cost of sales), plus (ii) interest incurred during the period and capitalized by the Company and its Subsidiaries, on a consolidated basis in accordance with GAAP, plus
(iii) the amount of Preferred Stock Dividends declared by the Company and any of its Subsidiaries on Disqualified Stock (other than such Preferred Stock Dividends payable to the Company or any Wholly Owned Subsidiary), whether or not paid during such period; provided that, in making such computation, the Consolidated Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect (after giving effect to any Interest Protection Agreement) on the date of computation will be the applicable rate for the entire period.

                 "Consolidated Net Income" of the Company for any period means the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the computation of net income (loss) (to the extent otherwise included therein) without duplication: (i) the net income (or loss) of any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income has actually been received by the Company or any of its Subsidiaries in the form of cash dividends or similar cash distributions during such period; (ii) the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Subsidiaries, except for purposes of a pro forma calculation pursuant to clause (c) of the second sentence of the first paragraph of Section 4.04, the net income (or loss) of such Person shall be taken into account for the full four-quarter period for which the calculation is being made; (iii) the net income of any Subsidiary of the Company to the extent that (but only as long as) the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Subsidiary during such period; (iv) any gain or loss, together with any related provisions for taxes on any such gain or loss, realized during such period by the Company or any of its Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any of its Subsidiaries or (b) any Asset Sale by the Company or any of its Subsidiaries; (v) any extraordinary gain or loss, together with any related provision for taxes on any such extraordinary gain or loss, realized by the Company or any of its Subsidiaries during such period; and (vi) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets.

                 "Consolidated Tangible Net Worth" means, with respect to any Person, the consolidated stockholder's equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Subsidiaries, as determined in accordance with GAAP, less the book value of all Intangible Assets reflected on the consolidated balance sheet of the Company and its Subsidiaries as of such date.

                 "Construction Contract" means the engineering procurement and construction contract dated as of July 28, 1994 between Acme Steel and Raytheon Engineers & Constructors, Inc., pursuant to which the Modernization Project shall be constructed.

                 "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

                 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice to the Company.

                 "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "Disbursement Agreement" means the Disbursement Agreement dated as of the date hereof between the Company and the Collateral Agent, substantially in the form attached hereto as Exhibit E, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in clause (i) above, in each case, at any time prior to the Maturity Date.

                 "Environmental Laws" has the meaning assigned to such term in the Mortgage.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

                 "Guarantee" means the guarantee of each Guarantor set forth in Article Eleven and any additional guarantee of the Securities executed by any Subsidiary of the Company.

                 "Guarantor" means each of (i) Acme Steel, Alabama Metallurgical Corporation, a Washington corporation, Acme Packaging, Alpha Tube Corporation, a Delaware corporation, Universal Tool & Stamping Company, Inc., an Indiana corporation, Alta Slitting Corporation, a Delaware corporation, and Acme Steel Company International, Inc. a Barbados corporation, and (ii) each of the Company's Subsidiaries that becomes a guarantor of the Securities pursuant to the provisions of Section 4.21 hereof.

                 "Hazardous Materials" has the meaning assigned to such term in the Mortgage.

                 "Holder" or "Securityholder" means the Person in whose name a Security is registered on the books of the Registrar or any co-Registrar.

                 "Indebtedness" of any Person means, without duplication, (i) any liability of such Person (a) for borrowed money, or under any reimbursement obligation relating to a letter of credit, (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures, or (c) in respect of Capitalized Lease Obligations, (ii) any Indebtedness of others that such person has guaranteed or that is otherwise its legal liability, (iii) to the extent not otherwise included, obligations under Currency Agreements, Commodity Agreements or Interest Protection Agreements, (iv) Disqualified Stock of such Person and (v) all Indebtedness of others secured by a Lien on any asset of such Person, and which is not otherwise assumed by such Person; provided that Indebtedness shall not include accounts payable (including, without limitation, accounts payable to such Person by any of its Subsidiaries or to any such Subsidiary by such Person or any of its other Subsidiaries, in each case, in accordance with customary industry practice) or liabilities to trade creditors of such Person arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, (b) the maximum liability of such Person for any contingent obligations under clause (ii) above at such date and (c) in the case of clause (v) above, the lesser of (1) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (2) the amount of the Indebtedness secured.

                 "Indenture" means this Indenture as amended, amended and restated, supplemented or otherwise modified from time to time.

                 "Intangible Assets" of any Person means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying values (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

                 "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof among the Collateral Agent (on behalf of the Holders of Securities, the holders of the Senior Secured Notes, the Lenders and the holders of Permitted Replacement Financing, if any, incurred in accordance with the provisions hereof), the agent under the Working Capital Facility (and any successor or successors thereto or assignee or assignees therefrom), the Company and Acme Steel, in substantially the form attached hereto as Exhibit G, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                 "Interest Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

                 "Investment" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

                 "Issue Date" means the date on which the Securities are originally issued under this Indenture.

                 "Lien" means, with respect to any Property, any mortgage, deed of trust, lien, pledge, lease, easement, restriction, covenant, right-of-way, charge, security interest or encumbrance of any kind or nature in respect of such Property. For purposes of this definition, the Company shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

                 "Loans" has the meaning assigned to such term in the Term Loan Agreement.

                 "Maturity Date" means the date, which is set forth on the face of the Securities, on which the Securities will mature.

                 "Modernization Project" means the continuous thin slab castor/hot strip mill complex to be constructed at Acme Steel's Riverdale, Illinois plant pursuant to the Construction Contract and all architectural, engineering and construction plans, utility and other installations and permits together with all land, improvements, additions, furniture, fixtures and equipment associated with such project.

                 "Mortgage" means the mortgage (or deed of trust) dated as of the date hereof between Acme Steel and the Collateral Agent, in substantially the form of Exhibit C hereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Net Award" has the meaning assigned to such term in the Security Documents.

                 "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or by any of its Subsidiaries from such Asset Sale (except to the extent that such obligations are sold with recourse to the Company or to any Subsidiary of the Company) net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions) to the extent actually paid, (b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition and (2) after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements), (c) in the case of any Asset Sale that does not involve any portion of the Collateral, repayment of Indebtedness that is required by the terms thereof to be repaid in connection with such Asset Sale to the extent so repaid in cash and (d) appropriate amounts to be provided by the Company or by any Subsidiary of the Company, as the case may be, as a reserve, in accordance with GAAP consistently applied, against any liabilities associated with such Asset Sale and retained by the Company or by any Subsidiary of the Company, as the case may be, after such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                 "Net Proceeds" has the meaning assigned to such term in the Security Documents.

                 "Note Indenture" means the indenture under which the Senior Secured Notes are issued as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

                 "Note Trustee" means the party named as trustee in the Note Indenture until a successor replaces it in accordance with the provisions of the Note Indenture and thereafter means such successor.

                 "Obligations" means any principal, premiums, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

                 "Officer" means the Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

                 "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 12.04 and 12.05.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, and who may be an employee of or counsel to the Company or the Trustee.

                 "Permitted Additional Lender" means a lender to the Company or a Guarantor under any Permitted Replacement Financing.

                 "Permitted Indebtedness" means (i) Indebtedness of the Company and its Subsidiaries outstanding immediately following the Issue Date; (ii) Indebtedness under the Working Capital Facility which does not exceed $80 million principal amount outstanding at any one time; (iii) the Securities, the Senior Secured Notes and all Obligations outstanding under the Term Loan Agreement; (iv) the Guarantees, the guarantees of the Senior Secured Notes and the guarantees of the Company's Obligations under the Term Loan Agreement; (v) Indebtedness in respect of obligations of the Company to the Trustee under this Indenture, to the trustee under the Note Indenture, to the Agent under the Term Loan Agreement and to the Collateral Agent under the Security Documents; (vi) intercompany debt obligations (including intercompany notes) of the Company and each of its Subsidiaries; provided, however, that the obligations of the Company to any of its Subsidiaries with respect to such Indebtedness shall be subject to a subordination agreement between the Company and its Subsidiaries providing for the subordination of such obligations in right of payment from and after such time as all Securities issued and outstanding shall become due and payable (whether at stated maturity, by acceleration or otherwise) to the payment and performance of the Company's obligations under this Indenture and the Securities; provided, further, that any Indebtedness of the Company or any of its Subsidiaries owed to any other Subsidiary of the Company that ceases to be such a Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of Section 4.04 at the time the Subsidiary in question ceases to be a Subsidiary of the Company; and (vii) Indebtedness of the Company or its Subsidiaries under any Currency Agreements, Commodity Agreements or Interest Protection Agreements.

                 "Permitted Investments" means (i) obligations of or guaranteed by the U.S. government, its agencies or government-sponsored enterprises; (ii) short-term commercial bank and corporate obligations that have received the highest short-term rating from two of the following rating organizations:
Standard & Poor's Corporation ("S&P"), Moody's Investor Services, Inc. ("Moody's"), Duff & Phelps Credit Rating Co., Fitch Investor Service, Inc., IBCA Ltd., and Thomson Bankwatch Inc.; (iii) money market preferred stocks which, at the date of acquisition and at all times thereafter, are accorded ratings of at least AA- or Aa3 by S&P or Moody's, respectively; (iv) tax-exempt obligations that are accorded the highest short-term rating by S&P or Moody's or a long-term rating of at least A- or A3 by S&P or Moody's, respectively at the time of purchase; (v) master repurchase agreements with foreign or domestic banks having a capital and surplus of not less than $250,000,000 or primary dealers so long as such agreements are collateralized with obligations of the U.S. government or its agencies at a ratio of 102%, or with other collateral rated at least AA or Aa2 by S&P or Moody's, respectively, at a ratio of 103% and, in either case, marked-to-market weekly and so long as such securities shall be held by a third-party agent; (vi) guaranteed investment contracts and/or agreements of a bank, insurance company or other institution whose unsecured, uninsured and unguaranteed obligations (or claims-paying ability) have at the time of purchase ratings of AAA or Aaa by S&P or Moody's, respectively; (vii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500,000,000 and maturing not more than one year from the date of creation thereof; and (viii) money market funds the portfolio of which is limited to investments described in clauses (i) through (vii) above. In no event shall any of the Permitted Investments described in clauses
(i) through (vi) above have a final maturity more than two years from the date of purchase; provided, however, that in the event of a Qualified Defeasance Transaction, Permitted Investments used to defease the defeased

Indebtedness may have a final maturity up to the date of the final maturity of the Indebtedness so defeased.

                 "Permitted Liens" means (i)(x) with respect to Property other than Collateral, Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date and (y) with respect to Collateral, Liens existing on the Issue Date to the extent specifically permitted in the appropriate Security Document, (ii) Liens on accounts receivable and inventory of the Company and its Subsidiaries securing Indebtedness incurred under the Working Capital Facility, and/or any other working capital facility; provided, however, that the Indebtedness under such other working capital facility is permitted to be incurred under Section 4.04 hereof (other than as Permitted Indebtedness) and the amount outstanding at any time under such facility is not in excess of the amount permitted to be incurred thereunder pursuant to the borrowing base formula set forth therein,
(iii) Liens securing Indebtedness collateralized by Property of, or any shares of stock of or debt of, any corporation existing at the time such corporation becomes a Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Subsidiary of the Company or merging into the Company or any of its Subsidiaries and the Acquired Indebtedness could have been incurred pursuant to the first paragraph of Section 4.04 hereof (other than as Permitted Indebtedness), (iv) Liens securing Refinancing Indebtedness used to refund, refinance or extend Indebtedness referred to in the preceding clause (iii); provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (v) Liens other than on Collateral in favor of the Company or any of its Subsidiaries, (vi) Liens on Property (other than Collateral) of the Company or any of its Subsidiaries acquired after the Issue Date in favor of governmental bodies to secure progress or advance payments relating to such Property, (vii) Liens on Property (other than the Collateral) of the Company or any of its Subsidiaries acquired after the Issue Date securing industrial revenue or pollution control or other tax exempt bonds issued in connection with the acquisition or refinancing of such Property to the extent the incurrence of such Indebtedness is permitted pursuant to the provisions of Section 4.04 hereof, (viii) Liens to secure certain Indebtedness that is otherwise permitted under this Indenture and that is used to finance the cost of Property of the Company or any of its Subsidiaries acquired after the Issue Date; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (c) the Indebtedness secured by such Lien is incurred by the Company or its Subsidiary within 90 days of the acquisition of such Property by the Company or its Subsidiary, as the case may be, (d) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (e) no Net Cash Proceeds derived from Collateral are used to fund all or any portion of the cost of acquisition of such Property, and (f) prior to completion of the Modernization Project, Acme Steel shall not incur or permit any Lien otherwise permitted under this clause (viii) and no Liens at any time may encumber assets which comprise the Modernization Project, (ix) Liens on Property (other than Collateral) to secure Indebtedness that is otherwise permitted under this Indenture the aggregate principal amount of which does not exceed $35 million outstanding at any one time, (x) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and, with respect to any such Liens arising in respect of any of the Collateral, only to the extent specifically permitted under the provisions of the appropriate Security Document, (xi) Liens on the Collateral for the benefit of (a) holders of the Senior Secured Notes or (b) holders of Indebtedness arising at any time after retirement of the Senior Secured Notes; provided that the principal amount of such Indebtedness does not exceed the original principal amount of such Senior Secured Notes and the holders of such replacement Indebtedness (acting through a designated representative) enter into a supplement to the Collateral Agency Agreement in substantially the form annexed thereto and the Company and such holders otherwise comply with the applicable provisions thereof, (xii) Liens on the Collateral for the benefit of the holders of the Securities and (xiii) easements, restrictions, reservations or rights of others for right-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes and other similar charges or encumbrances not interfering in any material respect with the conduct of the business of the Company or any of its Subsidiaries or, in the case of such charges or encumbrances which affect the Collateral, to the extent permitted by the provisions of the Mortgage.

                 "Permitted Replacement Financing" means Indebtedness of the Company or a Guarantor incurred in compliance with this Indenture which may, in accordance with the provisions of clause (xi) of the definition of Permitted Liens take a security interest in certain of the Collateral upon the execution and delivery by each Permitted Additional Lender (or a representative thereof) of a supplement to the Collateral Agency Agreement as contemplated therein and upon satisfaction of the other conditions set forth in Section 8.11 of the Collateral Agency Agreement relating thereto.

                 "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends.

                 "Preferred Stock Dividend" of any Person means, for any dividend payable with regard to Preferred Stock issued by such Person, the amount of such dividend multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

                 "Principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

                 "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                 "Qualified Defeasance Transaction" means any transaction by the Company or any of its Subsidiaries in which Indebtedness is defeased; provided, however, that in the case of Indebtedness which is subordinate to any other Indebtedness of such Person, such Indebtedness is being defeased in compliance with Section 4.07 hereof; and provided, further, that in order for such defeasance to be a Qualified Defeasance Transaction the net present value of the cost of such defeasance, including but not limited to the actual costs of any Permitted Investments, the cost of any trustee or agent overseeing such defeasance and any costs associated with the closing of such transaction, must be less than the net present value of all present and future payments on the Indebtedness to be defeased including but not limited to principal, interest and premium, if any.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed as Exhibit A.

                 "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or its Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Securities to the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the Maturity Date, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Maturity Date has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the Maturity Date, and (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; provided that Indebtedness which is in an aggregate principal amount greater than the sum of (a), (b) and (c) of this clause (iv) shall constitute Refinancing Indebtedness to the extent of the sum of (a), (b) and (c) if the amount of Indebtedness in excess of the sum of (a), (b) and (c) could otherwise be incurred pursuant to Section 4.04.

                 "Related Business Investment" means any Investment, capital expenditure or other expenditure by the Company or any Subsidiary of the Company in Property or assets (other than the Property or assets subject to any Lien except for (1) with respect to any Available Proceeds Amount resulting from an Asset Sale involving Collateral, the Lien of the Security Documents and
(2) with respect to any Available Proceeds Amount resulting from an Asset Sale not involving Collateral, the Lien of any instruments or documents that secured Indebtedness that was secured by the assets subject to such Asset Sale) which is related to the business of the Company and its Subsidiaries as it is conducted on the date of the Asset Sale giving rise to the Asset Sale Proceeds to be reinvested.

                 "Released Interests" has the meaning assigned to such term in the Collateral Agency Agreement.

                 "Restoration" has the meaning assigned to such term in each of the Mortgages.

                 "Restricted Investment" means, with respect to any Person, any Investment by such Person in any (i) of its Affiliates or in any Person that becomes an Affiliate as a result of such Investment, (ii) executive officer or director of such Person and (iii) executive officer or director of any Affiliate of such Person; provided that loans or advances made in the ordinary course of business for travel, relocation or similar purposes shall not constitute Restricted Investments.

                 "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (b) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock, or any option, warrant, or other right to acquire shares of Capital Stock, of the Company or any of its Subsidiaries; (iii) the making of any principal payment on, or the purchase, defeasance (including a Qualified Defeasance Transaction), repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Company or any of its Subsidiaries which is subordinated in right of payment to the Securities (including any

Guarantees thereof); and (iv) the making of any Restricted Investment or guarantee of any Restricted Investment in any Person.

                 "SEC" means the Securities and Exchange Commission.

                 "Secured Parties" has the meaning assigned to such term in the Collateral Agency Agreement.

                 "Securities" means the 13 1/2% Senior Secured Discount Notes due 2004, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

                 "Security Agreement" means the Security Agreement dated as of the date hereof between Acme Steel and the Collateral Agent, in substantially the form attached hereto as Exhibit B, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Security Documents" means, collectively, the Security Agreement, the Mortgage, the Stock Pledge Agreements, the Disbursement Agreement, the Collateral Agency Agreement and the Intercreditor Agreement and all security agreements, mortgages, deeds of trust, collateral assignments, or other instruments evidencing or creating any security interest in favor of the Collateral Agent in all or any portion of the Collateral in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.

                 "Senior Secured Notes" means the 12 1/2% Senior Secured Notes due 2002, as amended or supplemented from time to time pursuant to the terms of the Note Indenture, that are issued under the Note Indenture.

                 "Significant Subsidiary" means any Subsidiary of the Company which would constitute a "significant subsidiary" as defined in Rule 1.02 of Regulation S-X under the Securities Act of 1933, as amended, and the Exchange Act.

                 "Special Stock Purchase Warrants" means the 5,600,000 special common stock purchase warrants issued and sold by the Company in March 1994 and the Common Stock for which they can be exercised.

                 "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                 "Stock Pledge Agreements" means, collectively, the Stock Pledge Agreement dated the date hereof between (i) the Company or (ii) Acme Steel and Acme Packaging, and, in each case, the Collateral Agent, in substantially the form attached hereto as Exhibit D, as each may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                 "Subsidiary" means, with respect of any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person.

                 "Term Loan Agent" means the party named as agent in the Term Loan Agreement until a successor replaces it in accordance with the provisions of the Term Loan Agreement and thereafter means such successor.

                 "Term Loan Agreement" means the Term Loan Agreement dated August 4, 1994 among the Company, the Agent and the Lenders as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "Trust Officer" means any officer within the corporate trust administration department (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

                 "Unapplied Proceeds Offer Payment Date" means, with respect to any Available Proceeds Amount from an Asset Sale, the earlier of (x) the 180th day following receipt of such Available Proceeds Amount or (y) such earlier date on which an Unapplied Proceeds Offer shall expire; provided, however, that to the extent that the Board of Directors of the Company shall have adopted a capital expenditure plan contemplating the application of Net Cash Proceeds from an Asset Sale to a Related Business Investment and the Company shall have taken significant steps to implement such plan within 180 days of an Asset Sale, the Unapplied Proceeds Offer Payment Date with respect thereto shall be the 180th day after the adoption of such plan.

                 "United States Government Obligations" means securities which are direct obligations of (i) the United States or (ii) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, are full faith and credit obligations of the United States and are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such United States Government Obligations or a specific payment of interest on or principal of any such United States Government Obligations held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount received by the custodian in respect of the United States Government Obligations for the specific payment of interest or principal of the United States Government Obligations evidenced by such depository receipt.

                 "Valuation Date" has the meaning assigned to such term in the Collateral Agency Agreement.

                 "Wabush" means the entity called Wabush Mines, a Canadian joint venture, including Wabush Iron Co. Ltd., an Ohio corporation and one of the joint venturers of Wabush Mines, which is engaged in the mining, beneficiation and pelletizing of iron ore or any successor to either such entity, any entity of approximately equivalent value substituted therefor or any investment of approximately equivalent value and purpose.

                 "Wholly Owned Subsidiary" of any Person means, at any time, a Subsidiary all of the Capital Stock of which (except director's qualifying shares, if any) are at the time owned directly or indirectly by such Person.

                 "Working Capital Facility" means the revolving credit facility, as the same may be amended or supplemented from time to time, and any refinancing or replacement of such credit facility or any successor credit facility so long as the aggregate amount permitted to be borrowed under any such amended, supplemented, refinanced, replaced or successor credit facility does not exceed the lesser of (i) $80 million outstanding at any time or (ii) an amount equal to the sum of 85% of the face value of all "eligible receivables" of the Company and its Subsidiaries party to such credit facility plus 50% of the lower of the fair market value or cost of their "eligible inventory" (as such terms are defined for purposes of such credit facility).

SECTION 1.02  Other Definitions.


     Term                                               Defined in Section
     ----                                               ------------------
     "Affiliate Transaction"                                  4.03
     "Bankruptcy Law"                                         6.01
     "Collateral Account"                                    11.01
     "covenant defeasance"                                    8.02
     "Custodian"                                              6.01
     "defeasance"                                             8.02
     "Event of Default"                                       6.01
     "incurrence"                                             4.04
     "Paying Agent"                                           2.03
     "Registrar"                                              2.03
     "Released Trust Monkeys"                                11.04
     "Repurchase Right"                                       4.15
     "Required Filing Dates"                                  4.15
     "Surviving Entity"                                       5.01
     "Trust Monkeys"                                         11.01
     "Unapplied Proceeds Offer"                               4.06


SECTION 1.03     Incorporation by Reference of Trust
                 Indenture Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04  Rules of Construction.

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the Issue Date, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) provisions apply to successive events and transactions; and

                 (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II.

                                 THE SECURITIES

SECTION 2.01  Form and Dating.

                 The Securities, the notation thereon relating to the Guarantees and the Trustee's certificates of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, securities exchange rule or usage. Any notations, legends or endorsements not contained in the form of Security contained in Exhibit A shall be delivered in writing to the Trustee. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the form of the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture.

SECTION 2.02  Execution and Authentication.

                 Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall appear on the Securities and may be reproduced manually or by facsimile.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $117,958,000, upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $117,958,000 except as provided in Section 2.07.

                 The Trustee may appoint an authenticating agent acceptable to the Company and eligible to qualify as a Trustee hereunder pursuant to Section
7.10 to authenticate Securities other than upon original issuance. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. The Company shall pay all fees payable to the authenticating agent. Any authenticating agent appointed hereunder shall be entitled to the benefits of Section 7.07. Unless limited by the terms of such appointment, any authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate as provided in
Section 7.03. The provisions of Sections 7.08, 7.09 and 7.10 shall apply to any authenticating agent appointed hereunder with the same effect as if such authenticating agent were the Trustee hereunder.

                 The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

IV.SECTION 2.03  Registrar and Paying Agent.

                 The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                 The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of Section 7.07.

                 The Company initially appoints the Trustee as Registrar and Paying Agent. The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar or Paying Agent.

SECTION 2.04  Paying Agent To Hold Money in Trust.

                 The Company shall require each Paying Agent to agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall each notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05  Securityholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                 Every Holder of a Security, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders required by Section 312 of the TIA, and that the Trustee shall not be held accountable by reason of mailing any material required to be disclosed pursuant to a request made under Section 312(b) of the TIA.

SECTION 2.06  Transfer and Exchange.

                 When Securities are surrendered to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. Every Security surrendered for registration of transfer or exchange shall (if so required by the Company or the Registrar) be duly endorsed by or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The date of any Security issued pursuant to this Section 2.06 shall be the date of such transfer or exchange. No service charge shall be made to the Securityholder for any registration of transfer or exchange, but the Company may require from the Securityholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges not involving any transfer pursuant to Section 2.10, 3.06 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

                 The Company shall not be required (i) to register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities under
Section 3.02 and ending at the close of business on the day of the mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to register the transfer of or exchange any Security which has been surrendered for payment or repayment at the option of the Holder pursuant to Section 4.06 or Section 4.15, except the portion, if any, of such Security not to be so paid or repaid.

SECTION 2.07  Replacement Securities.

                 If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such lost, destroyed or wrongfully taken Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of the Company and the Trustee are met. The Company and the Trustee may require (i) evidence to their satisfaction of the loss, destruction or wrongful taking of a Security and (ii) such security or indemnity in an amount sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if such Security is replaced. The Company and the Trustee each may charge such Holder for its expenses in replacing such Security.

                 Every replacement Security is an additional obligation of the Company.

SECTION 2.08  Outstanding Securities.

                 Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section or Section 2.09 as not outstanding. Subject to
Section 2.09, a Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                 If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 Securities with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Eight shall cease to be outstanding on and after the date of such defeasance and/or covenant defeasance, except to the extent provided in Section 8.02.

                 If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on a redemption date, a Purchase Date, a Repurchase Date or Maturity Date (or in the event that the Company, a Subsidiary of the Company or an Affiliate is acting as Paying Agent, if the Company, such Subsidiary or Affiliate sets aside and segregates in trust on a redemption date, a Purchase Date, a Repurchase Date or Maturity Date) money sufficient to pay the principal of and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09  Treasury Securities.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, request, waiver or consent, Securities owned by the Company, any Subsidiary of the Company or an Affiliate of the Company shall be disregarded and not treated as outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, request, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded and treated.

                 The Trustee may require an Officers' Certificate listing Securities owned by the Company, a Subsidiary of the Company or an Affiliate of the Company.

SECTION 2.10  Temporary Securities.

                 Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities upon surrender of such temporary securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11  Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Securities surrendered to them for transfer, exchange, repayment, redemption or payment. The Trustee and no one else shall promptly cancel all Securities so delivered to the Trustee or surrendered for transfer, exchange, repayment, redemption, payment or cancellation. The Company may not issue and the Trustee shall not authenticate new Securities to replace or reissue or resell Securities which the Company has redeemed, paid, purchased, repurchased, purchased on the open market or otherwise, or otherwise acquired or have been delivered to the Trustee for cancellation. The Trustee (subject to the record-retention requirements of the Exchange Act) shall destroy all cancelled Securities and promptly deliver a certificate of destruction to the Company.

SECTION 2.12  Defaulted Interest.

                 If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus any interest payable on the defaulted interest, pursuant to Section 4.01 hereof, to the persons who are Securityholders on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Securityholder and to the Trustee, or the Trustee in the name and at the expense of the Company shall mail to each Securityholder, a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

                 Alternatively, in lieu of paying such defaulted interest pursuant to the preceding paragraph, the Company may make payment of such defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such securities exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

                                  ARTICLE III.

                                   REDEMPTION

SECTION 3.01  Notices to Trustee.

                 If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                 The Company shall give the notice provided for in this Section at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02  Selection of Securities To Be Redeemed.

                 If less than all of the Securities are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Securities to be redeemed by any method that complies with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, at the discretion of the Trustee, or, if the Securities are not so listed, by lot, pro rata or in such other manner as the Trustee shall deem fair and reasonable; provided that no Security with a principal amount of $1,000 or less shall be redeemed in part. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03  Notice of Redemption.

                 At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the redemption date;

                 (2)      the redemption price;

                 (3)      the CUSIP number of the Securities;

                 (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                 (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

                 (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

                 At the Company's request made at least 45 days before the redemption date (unless a shorter time period shall be agreed to by the Trustee in writing), the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04  Effect of Notice of Redemption.

                 Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price and from and after the redemption date (unless the Company defaults in making the redemption payment) such Securities shall cease to accrue interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Securities. The Trustee shall not be required to (i) issue, authenticate, register the transfer of or exchange any Security during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.05  Deposit of Redemption Price.

                 At least one Business Day before the redemption date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the redemption date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06  Securities Redeemed in Part.

                 Upon surrender of a Security that is redeemed in part (with, if so required by the Company or the Trustee, due endorsement by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), the Trustee shall authenticate for the Holder a new Security in principal amount equal to and in exchange for the unredeemed portion of the Security surrendered.

                                  ARTICLE IV.

                                   COVENANTS

SECTION 4.01  Payment of Securities.

                 The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on that date money in immediately available funds designated for and sufficient to pay the installment in full.

                 The Company shall pay interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful.

SECTION 4.02  Maintenance of Office or Agency.

                 The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02. The Company hereby initially designates the office of Shawmut Trust Company located at 14 Wall Street, 8th Floor, New York, New York 10005 as its office or agency in the Borough of Manhattan, The City of New York, to receive all such presentations, surrenders, notices or demands until changed as permitted in this Indenture.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03  Limitation on Transactions with Affiliates.

                 The Company will not, and will not permit any of its Subsidiaries to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company's Subsidiaries or any holder of 10% or more of any class of Capital Stock of the Company (including any Affiliates of such holders) (each, an "Affiliate Transaction") except for any Affiliate Transaction the terms of which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such holder or an Affiliate of the Company or any of the Company's Subsidiaries.

                 In addition, the Company will not, and will not permit any Subsidiary of the Company to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions, unless with respect to such transaction or transactions involving or having a value of more than $1,000,000, the Company has (x) obtained the approval of a majority of the Board of Directors in the exercise of their fiduciary duties and (y) either obtained the approval of a majority of the members of the full Board of

Directors not having any interest in such transaction or transactions or obtained an opinion of a qualified independent financial advisor to the effect that such transaction or transactions are fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

SECTION 4.04  Limitation on Indebtedness.

                 The Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to, create, incur, assume, become liable for or guarantee the payment of (collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness); provided the Company and its Subsidiaries may incur Indebtedness, including Acquired Indebtedness, if (i) at the time of such event and after giving effect thereto, on a pro forma basis, the ratio of Consolidated Cash Flow Available for Fixed Charges to Consolidated Fixed Charges for the four full fiscal quarters immediately preceding such event, taken as one period and calculated using the assumptions and adjustments set forth in the following sentence, would have been greater than 2.0 to 1.0, and (ii) no Default or Event of Default shall have occurred and be continuing at the time of or occur as a consequence of the incurrence of such Indebtedness. The following assumptions and adjustments shall be used in calculating the ratio of Consolidated Cash Flow Available for Fixed Charges to Consolidated Fixed Charges for the four-quarter period preceding the incurrence of Indebtedness giving rise to such determination: (a) the Indebtedness being incurred will be assumed to have been incurred on the first day of such four-quarter period; (b) any other Indebtedness incurred during, and remaining outstanding at the end of, such four-quarter period or incurred subsequent to such four-quarter period will be assumed to have been incurred on the first day of such four-quarter period; (c) with respect to the incurrence of Acquired Indebtedness, the related acquisition (whether by means of purchase, merger or otherwise) and any related repayment of any Indebtedness will be assumed to have occurred on the first day of such four-quarter period with the appropriate adjustments with respect to such acquisition and repayment being included in such pro forma calculations; (d) with respect to Indebtedness repaid (other than a repayment of revolving credit obligations) during such four-quarter period (or subsequent thereto) out of the proceeds of sales of Capital Stock or operating cash flows in such four-quarter period, such Indebtedness will be assumed to have been repaid on the first day of such four-quarter period; and
(e) any permanent reduction in the committed amount of a revolving credit facility during such four-quarter period (or subsequent thereto) will be deemed to have occurred on the first day of such four-quarter period and interest paid on any amounts drawn on such revolving credit facility during such four-quarter period in excess of such reduced committed amount shall, for the period during which such drawn amounts were actually outstanding, be excluded from such calculation.

                 The foregoing limitations shall not apply to the incurrence of
(i) Permitted Indebtedness, (ii) Refinancing Indebtedness and (iii) additional Indebtedness of the Company or any of its Subsidiaries the aggregate principal amount of which does not exceed $35 million outstanding at any one time.

SECTION 4.05  Limitation on Liens.

                 The Company will not, and will not permit any Subsidiary of the Company to, issue, assume, guarantee or suffer to exist any Indebtedness secured by a Lien (other than a Permitted Lien) of or upon any Property of the Company or any Subsidiary of the Company or any shares of stock or debt of any Subsidiary of the Company, whether such Property is owned at the Issue Date or thereafter acquired.

SECTION 4.06  Limitation on Disposition of Assets.

                 (a) The Company will not, and will not cause or permit any of its Subsidiaries to, consummate any Asset Sale unless (i) the consideration in respect of such Asset Sale is at least equal to the fair market value of the assets subject to such Asset Sale, (ii) at least 75% of the value of the consideration therefrom received by the Company or such Subsidiary is in the form of cash or Cash Equivalents, and (iii) to the extent such Asset Sale involves Collateral, (x) such Asset Sale is not between the Company and any of its Subsidiaries or between Subsidiaries of the Company and (y) the Company shall cause the cash consideration received in respect thereof to be deposited in the Collateral Account as and when received by the Company or by any Subsidiary of the Company and shall otherwise comply with the provisions hereof and of the Collateral Agency Agreement applicable to such Collateral and Asset Sale. The Company may, for so long as no Default or Event of Default exists hereunder or would be caused thereby, apply Net Cash Proceeds held by it (or in compliance with the provisions hereof and the Collateral Agency Agreement, direct the Collateral Agent to release Net Cash Proceeds held in the Collateral Account for application) to the acquisition or construction of Property constituting a Related Business Investment; provided, however, that if such application is not made in the manner and within the times contemplated by the definition of Available Proceeds Amount, the Company shall be required to make an Unapplied Proceeds Offer (as defined below) pursuant to paragraph (b) below.

                 (b) In the event there shall be any Available Proceeds Amount, the Company shall make an offer to purchase (the "Unapplied Proceeds Offer") to all Holders of the Securities on the Unapplied Proceeds Offer Payment Date an amount of the Securities equal to the Applicable Portion of such Available Proceeds Amount (as such amount may be increased in accordance with clause (vii) of paragraph (f) hereof) expressed, prior to August 1, 1997, in multiples of the Accreted Amount and therefor in multiples of $1,000. In each case of an Unapplied Proceeds Offer, the purchase price for the Securities shall be equal to 100% of the Accreted Value thereof at the repurchase date, if repurchased prior to August 1, 1997, and of the principal amount thereof plus accrued and unpaid interest to the Unapplied Proceeds Offer Payment Date if repurchased thereafter. Notwithstanding the foregoing (A) the Company may defer the Unapplied Proceeds Offer until there is an aggregate unutilized Available Proceeds Amount equal to or in excess of $5,000,000 (at which time, the entire unutilized Available Proceeds Amount whether or not withdrawn by the Company pursuant to Section 3.4 of the Collateral Agency Agreement, and not just the amount in excess of $5,000,000, shall be applied as required pursuant hereto), (B) in connection with any Asset Sale, the Company and its Subsidiaries will not be required to comply with the requirements of clause (ii) of paragraph (a) to the extent that the aggregate non-cash consideration received in connection with such Asset Sale, together with the sum of all non-cash consideration received in connection with all prior Asset Sales that has not yet been converted into cash, does not exceed $5 million; provided that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to clause (ii) of paragraph
(a), and (C) in connection with any Asset Sale relating to the Company's interest in Wabush, the Company need not comply with the provisions of clauses
(i) and (ii) of paragraph (a). To the extent the Unapplied Proceeds Offer is not fully subscribed to by Holders of Securities, the Company may, subject to the terms hereof and of the Collateral Agency Agreement, obtain a release of the unutilized portion of the Available Proceeds Amount relating to such Unapplied Proceeds Offer from the Lien of the Security Documents.

                 (c) If at any time any non-cash consideration is received by the Company or by any Subsidiary of the Company, as the case may be, in connection with any Asset Sale involving Collateral, such non-cash consideration shall be made subject to the Lien of the Security Documents in the manner contemplated hereby and the Collateral Agency Agreement. If and when any non-cash consideration received from any Asset Sale (whether or not relating to Collateral) is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section.

                 (d) All Net Proceeds and all Net Awards required to be delivered to the Collateral Agent pursuant to any Security Document shall constitute Trust Moneys and shall be delivered by the Company to the Collateral Agent contemporaneously with receipt by the Company and be deposited in the Collateral Account. Net Proceeds and Net Awards so deposited that are required to be applied or may be applied by the Company to effect a Restoration of the affected Collateral under the applicable Security Document may be withdrawn from the Collateral Account, only in accordance with the provisions of this Indenture and the Collateral Agency Agreement. Net Proceeds and Net Awards so deposited that are not required to be applied to effect a Restoration of the affected Collateral under the applicable Security Document may be withdrawn only in accordance with the provisions of this Indenture and the Collateral Agency Agreement.

                 (e) The Company shall provide the Trustee and the Collateral Agent with prompt notice of the occurrence of an Unapplied Proceeds Offer. Such notice shall be accompanied by an Officers' Certificate setting forth (i) a statement to the effect that (x) the Company or a Subsidiary of the Company has made an Asset Sale and/or (y) there has occurred a destruction or condemnation in respect of Collateral resulting in Net Proceeds or Net Awards which are not required to be applied to effect a Restoration of such affected Collateral under the applicable Security Document and (ii) the aggregate Accreted Value of principal amount, as the case may be, of Securities offered to be purchased and the basis of calculation in determining such aggregate principal amount. The Company is obligated with respect to the Securities and the Senior Secured Notes (i) to give notice of an Unapplied Proceeds Offer and the equivalent offer pursuant to the Note Indenture at the same time and in the same manner to each holder of the Securities and the Senior Secured Notes, (ii) to set the same expiration date for the Unapplied Proceeds Offer and the equivalent offer pursuant to the Note Indenture arising out of each event giving rise to an Available Proceeds Amount and (iii) to establish identical dates as the Unapplied Proceeds Offer Payment Date and the equivalent date pursuant to the Note Indenture for each such offer referred to in clauses (i) and (ii).

                 In the event of the transfer of substantially all (but not all) of the Property of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 hereof, the successor corporation shall be deemed to have sold the Properties of the Company and its Subsidiaries not so transferred for purposes of this Section, and shall comply with the provisions of this Section with respect to such deemed sale as if it were an

Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section.

                 (f) The Company shall provide the Trustee and the Collateral Agent with written notice of the Unapplied Proceeds Offer at least 45 days before any notice of any Unapplied Proceeds Offer is mailed to Holders of the Securities (unless shorter notice is acceptable to the Trustee). Notice of an Unapplied Proceeds Offer shall be mailed by the Company, or by the Trustee in the name of and at the expense of the Company, to all Holders of Securities not less than 30 days nor more than 60 days before the Unapplied Proceeds Offer Payment Date at their last registered address with a copy to the Trustee and the Paying Agent. The Unapplied Proceeds Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 4:00 p.m., New York City time, on the Business Day next preceding the Unapplied Proceeds Offer Payment Date. The notice, which shall govern the terms of the Unapplied Proceeds Offer, shall include such disclosures as are required by law and shall state:

                   (i) that the Unapplied Proceeds Offer is being made pursuant to this Section 4.06;

                  (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Unapplied Proceeds Offer Payment Date;

                 (iii) that any Security not tendered or accepted for payment will continue to accrete or accrue interest, as the case may be, in accordance with the terms thereof;

                  (iv) that, unless the Company defaults in making the payment, any Security accepted for payment pursuant to the Unapplied Proceeds Offer shall cease to accrete or accrue interest, as the case may be, after the Unapplied Procees Offer Payment Date;

                   (v) that Holders electing to have Securities purchased pursuant to an Unapplied Proceeds Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 4:00 p.m., New York City time, on the business day next preceding the Unapplied Proceeds Offer Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 4:00 p.m., New York City time, on the business day next preceding the Unapplied Proceeds Offer Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his or her election to have such Securities purchased;

                 (vii) that if Securities in an Accreted Value or principal amount, as the case may be, in excess of the Applicable Portion plus the excess, if any, of (x) the Applicable Portion (as defined in the Note Indenture) over (y) Senior Secured Notes validly tendered pursuant to Section 4.06 of the Note Indenture in each case arising as a result of the Asset Sale giving rise to the Unapplied Proceeds Offer are tendered pursuant to the Unapplied Proceeds Offer, the Company shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                (viii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                  (ix) the instructions that Holders must follow in order to tender their Securities.

                 On the business day prior to the Unapplied Proceeds Payment Date, the Company shall (i) deposit, or cause to be deposited, the Applicable Portion plus any additional amounts determined pursuant to clause (vii) of this paragraph (f) (which amount may consist of Trust Moneys already held by the Collateral Agent) in immediately available funds with the Paying Agent, (ii) accept for payment, on a pro rata basis among the Securities tendered in the event that Securities in an Accreted Value or a principal amount, as the case may be, in excess of the amount set forth in clause (vii) of this paragraph
(f) are tendered pursuant to the Unapplied Proceeds Offer (and in any event with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be purchased), Securities or portions thereof tendered for purchase pursuant to the Unapplied Proceeds Offer and (iii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered for purchase and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holders thereof. The Paying Agent shall promptly deliver to the Company the balance of such Available Proceeds Amount held by the Paying Agent after payment to the Holders of Securities as aforesaid. For purposes of this Section 4.06, so long as the Collateral Agent is also the Trustee, the Collateral Agent shall act as Paying Agent and, otherwise, the Trustee shall act as Paying Agent.

                 The Company will and will cause its Subsidiaries to comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Unapplied Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

SECTION 4.07  Limitation on Restricted Payments.

                 The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

                   (x) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

                  (xi) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 4.04; and

                 (xii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (the fair market value of any such Restricted Payment if other than cash as determined in good faith by the Board of Directors and evidenced by a Board Resolution) declared or made after the Issue Date does not exceed the sum of (a) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including the first full fiscal quarter of the Company commencing after the Issue Date and ending on the last day of the Company's last fiscal quarter ending prior to the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus (b) 100% of the aggregate net cash proceeds of, and the fair market value of marketable securities (as determined in good faith by the Board of Directors and evidenced by a Board Resolution) received by the Company from (1) the issue or sale after the Issue Date of Capital Stock of the Company (other than the issue or sale of (A) Disqualified Stock, (B) Capital Stock of the Company to any Subsidiary of the Company or (C) the exercise of the Special Stock Purchase Warrants); and (2) the issue or sale after the Issue Date of any Indebtedness or other securities of the Company convertible into or exercisable for Capital Stock (other than Disqualified Stock) of the Company which has been so converted or exercised, as the case may be.

                 The foregoing clauses (ii) and (iii) will not prohibit: (A) the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of this Indenture; (B) the repurchase, redemption or retirement of any shares of Capital Stock of the Company or any of its Subsidiaries in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Capital Stock (other than Disqualified Stock) of the Company; (C) the repurchase, redemption or retirement of subordinated Indebtedness of the Company or any of its Subsidiaries in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent (x) issue or sale of Capital Stock (other than Disqualified Stock) of the Company or (y) incurrence of Refinancing Indebtedness with respect to such subordinated Indebtedness; (D) the purchase of options or Capital Stock issued to members of management of the Company pursuant to the terms of their employment agreements upon termination of employment, death or disability of any such Person in an amount not to exceed $1,000,000 per annum; and (E) payments to taxing authorities by the Company or a Subsidiary of the Company on behalf of a holder of Capital Stock of the Company (or an option to purchase such Capital Stock pursuant to Section 4 of the Company's [Grant of Stock Award] dated January 29, 1994; provided that each Restricted Payment described in clauses (A) through (D) (other than subclause
(y) of clause (C)) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause
(iii) of the immediately preceding paragraph.

SECTION 4.08  Corporate Existence.

                 Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Subsidiaries; provided that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.09  Payment of Taxes and Other Claims.

                 The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges (including any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the Property, of the Company or any of its Subsidiaries; provided that, subject to the applicable provisions of the Security Documents, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and an adequate reserve has been established therefor to the extent required by GAAP.

SECTION 4.10  Notice of Defaults.

                 (1) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

                 (2) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.11  Maintenance of Properties, Insurance.

                 (a) Subject to the applicable provisions of the Security Documents, the Company shall cause all material Properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties (other than Properties constituting items of Collateral except to the extent permitted by Section 10.03), or disposing of any of them (other than Properties constituting items of collateral except to the extent permitted by Section 10.03) if such discontinuance or disposal is, in the reasonable good faith judgment of the Board of Directors or of the board of directors of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the

Company or any of its Subsidiaries having managerial responsibility for any such Property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                 (b) Subject to the applicable provisions of the Security Documents, the Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance. The Company shall provide, and shall cause its Subsidiaries to provide, an Officers' Certificate as to compliance with the foregoing requirements to the Trustee prior to the anniversary or renewal date of each such policy, together with satisfactory evidence of such insurance, which certificate shall expressly state such expiration date for each policy listed.

SECTION 4.12  Compliance Certificate.

                 The Company shall deliver to the Trustee within 100 days after the close of each fiscal year an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal quarter or fiscal year, as the case may be. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.12 shall be for the fiscal year ending December 1994.

SECTION 4.13  Reports.

                 So long as at least 10% of the initial aggregate principal amount of the Securities are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (x) within 15 days after each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. The Company shall also comply with the other provisions of TIA Section 314(a).

SECTION 4.14  Waiver of Stay, Extension or Usury Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.15  Repurchase of Securities upon Change of Control.

                 (c) Upon the occurrence of a Change of Control, each Holder of the Securities shall have the right (the "Repurchase Right"), at such Holder's option, to require the Company to repurchase all or any part of such Holder's Securities on a date specified in the notice referred to below (the "Repurchase Date") that is the same date as the equivalent repurchase date under the Note Indenture and is no later than 60 days after notice of the Change of Control, at 101% of the Accreted Value thereof at the Repurchase Date, if repurchased prior to August 1, 1997, and of the principal amount thereof, plus accrued interest to the Repurchase Date if repurchased thereafter.

                 (d) On or before the thirtieth day after the Change of Control, the Company shall deliver, or cause to be delivered, by first-class mail, to all holders of record of such Securities and the Trustee (or the Trustee, in the name and at the expense of the Company, shall deliver) a notice regarding the Change of Control and the Repurchase Right. Each such notice shall state

                   (i)    the Repurchase Date;

                  (ii) the date by which the Repurchase Right must be exercised;

                 (iii) the price (including the amount of accrued interest, if any) for such Securities; and

                  (iv) the procedure which the Holder of Securities must follow to exercise the Repurchase Right.

                 Substantially simultaneously with mailing of the notice, the Company shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York.

                 (e) To exercise the Repurchase Right, the Holder of a Security must deliver at least ten days prior to the Repurchase

Date written notice to the Company (or any agent designated by the Company for such purpose) of such Holder's exercise of the Repurchase Right, together with the Security with respect to which such Repurchase Right is being exercised, duly endorsed for transfer; provided that, if mandated by applicable tender offer rules and regulations, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date, as may be specified by the Company.

                 (f) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the price payable with respect to the Securities as to which the Repurchase Right has been exercised in cash to the Holder of such Securities, on the Repurchase Date. In the event that a Repurchase Right is exercised with respect to less than the entire principal amount of a surrendered Security, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the Holder a new Security or Securities in the aggregate principal amount of that portion of such surrendered Security not repurchased.

                 (g) The Company shall comply with all applicable tender offer rules and regulations, including Section 14(e) of the Exchange Act and the rules thereunder, if the Company is required to give a notice of the Repurchase Right as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

                 (h) No repurchase of Securities under this Section 4.15 shall occur until the Trustee shall have received, prior to the Repurchase Date, an Officers' Certificate and an Opinion of Counsel as to (i) the Company's compliance with this Section 4.15 and (ii) the fulfillment of all conditions precedent to such repurchase.

SECTION 4.16  Limitation on Sale and Leaseback Transactions.

                 The Company will not, and will not permit any Subsidiary of the Company to, enter into any sale and leaseback transaction with respect to any Property (whether now owned or hereafter acquired) unless (i) (a) the Property that is subject of such sale and leaseback transaction does not constitute Collateral and (b) the sale or transfer of the Property to be leased complies with the requirements of Section 4.06 and (ii) the Company or such Subsidiary would be entitled under Section 4.04 to incur any Capitalized Lease Obligations in respect of such sale and leaseback transaction.

SECTION 4.17 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

                 The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) (a) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in or measured by its profits, owned by the Company or any other Subsidiary of the Company, or (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (ii) make loans or advances to the Company or a Subsidiary of the Company or (iii) transfer any of its properties or assets to the Company or any other Subsidiary of the Company, except for Permitted Liens and such other encumbrances or restrictions existing under or by reason of (a) any restrictions, with respect to a Subsidiary that is not a Subsidiary of the Company on the Issue Date, under any agreement in existence at the time such Subsidiary becomes a Subsidiary of the Company (unless such agreement was entered into in connection with, or in contemplation of, such entity becoming a Subsidiary of the Company on or after the Issue Date), (b) any restrictions under any agreement evidencing any Acquired Indebtedness of a Subsidiary of the Company incurred pursuant to the provisions of Section 4.04; provided that such restrictions shall not restrict or encumber any assets of the Company or its Subsidiaries other than such

Subsidiary, (c) terms relating to the nonassignability of any operating lease,
(d) any restrictions under the Working Capital Facility, (e) any encumbrance or restriction existing under any agreement that refinances or replaces the agreements containing restrictions described in clauses (a) through (d); provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Securities than those under the agreement so refinanced or replaced, or (f) any encumbrance or restriction due to applicable law.

SECTION 4.18  Limitation on Actions Affecting Security.

                 The Company shall not, and shall not permit any Subsidiary of the Company to, take or omit to take any action, which action or omission would have the result of materially adversely affecting or impairing the Liens and security interests in the Collateral in favor of the Collateral Agent on behalf of the Holders of the Securities and the other secured parties thereunder, nor shall the Company or any such Subsidiary grant any interest whatsoever in the Collateral except as expressly permitted by this Indenture and the Security Documents.

SECTION 4.19  Inspection and Confidentiality.

                 (a) The Company shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Trustee and the Collateral Agent to visit and inspect the properties of the Company and its Subsidiaries, and any or all books, records and documents in the possession of the Company relating to the Collateral, and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

                 (b) The Trustee and the Collateral Agent and their respective authorized representatives referred to in Section 4.19(a) agree not to use any information obtained pursuant to this Section 4.19 for any unlawful purpose and, prior to the occurrence of an Event of Default, to keep confidential any proprietary information identified to the Trustee, the Collateral Agent or such representative (as applicable) as proprietary information and not to disclose any such proprietary information to any Person except that (i) the recipient of the information may disclose any information that becomes publicly available other than as a result of disclosure by such recipient, (ii) the recipient of the information may disclose any information that its counsel reasonably concludes is necessary to be disclosed by law, pursuant to any court or administrative order or ruling or in any pending legal or administrative proceeding or investigation after prior written notice, reasonable under the circumstances, to the Company, and (iii) the recipient of the information may disclose any information necessary to be disclosed pursuant to any provision of the TIA.

SECTION 4.20  Limitations on Investments, Loans and Advances.

                 The Company will not make and will not permit any of its Subsidiaries to make any Investments in any Person, except (i) Investments by the Company in or to any Subsidiary (or an entity which, following and as a result of such Investment, becomes a Subsidiary of the Company) and Investments in or to the Company or a Subsidiary (or an entity which, following and as a result of such Investment, becomes a Subsidiary of the Company) by any Subsidiary, (ii) Investments represented by accounts receivable created or acquired in the ordinary course of business, (iii) advances to employees, officers and directors in the ordinary course of business, (iv) Investments under or pursuant to Interest Protection Agreements, (v) Permitted Investments,
(vi) Restricted Investments made pursuant to Section 4.07 hereof, (vii) Investments in Wabush and (viii) other Investments in Persons other than Subsidiaries or Affiliates of the Company or any of the Company's Subsidiaries not to exceed $10,000,000 at any one time outstanding. For purposes of calculating the amount of any outstanding Investment pursuant to clause
(viii), any return of capital or repayment of a loan or advance constituting all or a portion of the original amount of the Investment shall be deducted.

SECTION 4.21  Additional Guarantors.

                 If the Company or any of its Subsidiaries transfers or causes to be transferred, in one or a series of related transactions, any Property having a book value in excess of $500,000 to any Subsidiary that is not a Guarantor, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Guarantor for all purposes hereof.

                                   ARTICLE V.

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01  Restriction on Mergers and Consolidations and Sales of Assets.

                 The Company shall not consolidate or merge with or into any Person, and the Company will not, and will not permit any of its Subsidiaries to, sell, lease, convey or otherwise dispose of all or substantially all of the Company's consolidated assets (as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution) to, any Person unless, in each such case:

                   (i) the entity formed by or surviving any such consolidation or merger (if other than the Company), or to which sale, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company on the Securities and under this Indenture and the Security Documents;

                 (iii)    immediately after giving effect to such
         transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Tangible Net Worth of the Company or the Surviving Entity, as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction; and

                   (v) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company or the Surviving Entity, as the case may be, could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 4.04.

SECTION 5.02  Successor Corporation Substituted.

                 Upon any conveyance, lease or transfer in accordance with
Section 5.01, the surviving Person to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving Person had been named as the Company herein and thereafter the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Securities and the Security Documents to which it was a party or bound.

                                  ARTICLE VI.

                              DEFAULT AND REMEDIES

SECTION 6.01  Events of Default.

                 An "Event of Default" occurs if:

                   (i) the Company fails to pay interest on any Securities when the same becomes due and payable and such failure continues for a period of 30 days;

                  (ii) the Company fails to pay the principal of or premium on any Securities when the same becomes due and payable whether at maturity, upon acceleration, redemption or otherwise;

                 (iii) any Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms hereof);

                  (iv) the Company or any Guarantor fails to observe or perform any other covenant in this Indenture or in any of the Security Documents for 60 days after notice from the Trustee, the Collateral Agent or the holders of 25% in principal amount of the Securities outstanding (except in the case of a default with respect to Section
         4.15 and Section 5.01, which will constitute Events of Default with such notice but without passage of time);

                   (v) the Company or any of its Subsidiaries fails to make any payment when due (after giving effect to any applicable grace period) under the Senior Secured Notes or any other Indebtedness in excess of $5 million which is not subordinated to the Securities (including, without limitation, Indebtedness under the Working Capital Facility);

                  (vi) the Company or any of its Subsidiaries fails to perform any term, covenant, condition or provision of the Senior Secured Notes or any other Indebtedness in excess of $5 million individually or $10 million in the aggregate, which failure results in the acceleration of the maturity of such Indebtedness;

                 (vii) a final judgment or judgments for the payment of money not fully covered by insurance, which judgments exceed
         $5 million individually or $10 million in the aggregate, is entered against the Company or any of its Subsidiaries and is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

                (viii) any Person, after the occurrence of an event of default under any instrument evidencing Indebtedness secured by Collateral, shall commence judicial proceedings to foreclose any material portion of the Collateral or shall exercise any legal or contractual right to the ownership of any material portion of the Collateral in lieu of foreclosure;

                  (ix) the Company or any Guarantor pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case or proceeding,

                          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                          (D) makes a general assignment for the benefit of its creditors; or

                 (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company or any Guarantor in an involuntary case or proceeding,

                          (B) appoints a Custodian of the Company or any Guarantor or for all or substantially all of its property, or

                          (C) orders the liquidation of the Company or any Guarantor,

         and in each case the order or decree remains unstayed and in effect for 30 days; provided that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

                 The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 The Trustee shall, within 90 days after the occurrence of any Default known to it, give to the holders of Securities notice of such Default; provided that, except in the case of a Default in the payment of principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

SECTION 6.02  Acceleration.

                 In case an Event of Default (other than an Event of Default described in clause (ix) or (x) of Section 6.01 above with respect to the Company and any Significant Subsidiaries) shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by the holders of Securities), may declare, prior to August 1, 1997 the Accreted Value and thereafter all unpaid principal and accrued interest on the Securities then outstanding to be due and payable immediately. Any such declaration with respect to the Securities may be annulled by the Holders of not less than a majority in principal amount of the outstanding Securities in accordance with Section 6.04.

                 If an Event of Default specified in clause (ix) or (x) of
Section 6.01 occurs with respect to the Company or any Significant Subsidiary and is continuing, then, prior to August 1, 1997 the Accreted Value and thereafter all unpaid principal of, premium, if any, and accrued interest on the outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder thereof.

SECTION 6.03  Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Security Documents.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                 Each Securityholder, by accepting a Security, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with Section 6.10 hereof.

SECTION 6.04  Waiver of Past Default.

                 Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except, unless theretofore cured, a Default in the payment of principal of or interest on any Security as specified in clauses (i) and (ii) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is so waived, it is cured.

SECTION  6.05  Control by Majority.

                 Subject to Section 2.09, the Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06  Limitation on Suits.

                 A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                 (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                 (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07  Rights of Holders To Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder except to the extent that the institution or prosecution of such suit or entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

SECTION 6.08  Collection Suit by Trustee.

                 If an Event of Default in payment of interest or principal specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09  Trustee May File Proofs of Claim.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10  Priorities.

                 If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                 First:  to the Trustee for amounts due under Section 7.07;

                 Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 Third:  to the Company.

                 The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11  Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

SECTION 6.12  Trustee Election Not to Foreclose.

                 Notwithstanding anything to the contrary contained in this Indenture, or any of the Security Documents, in the event the Trustee is entitled or required to commence an action to foreclose the Mortgage or otherwise exercise its remedies to acquire control or possession of the Mortgaged Property (as defined therein), the Trustee shall not be required to commence any such action or exercise any such remedy if the Trustee has determined in good faith that the Trustee may incur liability under the Environmental Laws as the result of the presence at, or release on or from, the Facility of any Hazardous Materials unless the Trustee has received security or indemnity, from a Holder or Holders, in an amount and in a form all satisfactory to the Trustee in its sole discretion, protecting the Trustee from all such liability.

                                  ARTICLE VII.

                                    TRUSTEE

SECTION 7.01  Duties of Trustee.

                 (a) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the holders of Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

                 (b) Except during the continuance of an Event of Default actually known to the Trustee:

                 (1) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section
         12.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1)      This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense (including, without limitation, liability relating in any way to Environmental Laws and/or

Hazardous Materials) which might be incurred by it in compliance with such request or direction.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this
Section 7.01.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) The Trustee shall not be responsible in any way for monitoring or managing the Company's policies, practices, or compliance with Environmental Laws or Hazardous Materials relating to the Mortgaged Property.

SECTION 7.02  Rights of Trustee.

                 Subject to Section 7.01:

                 (h) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (i) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                 (j) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

                 (k) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                 (l) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (m) Subject to Section 9.02 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required under the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding
         (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of the Security Documents, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

SECTION 7.03  Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04  Trustee's Disclaimer.

                 The Trustee shall not be responsible for and makes no representation as to the value or condition of the Collateral or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby or hereby, or as to the validity or genuineness of any Collateral pledged and deposited with the Trustee, or as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture or the Security Documents, or the validity or perfection, if any, of Liens granted under this Indenture or the Security Documents. The Trustee shall not be responsible for independently ascertaining or maintaining such validity or perfection, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture or the Security Documents.

SECTION 7.05  Notice of Defaults.

                 If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after receipt of such notice. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

SECTION 7.06  Reports by Trustee to Holders.

                 If required by TIA Section 313(a) within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b), (c) and (d).

                 A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed.

                 The Company shall promptly notify the Trustee in writing if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07  Compensation and Indemnity.

                 The Company shall pay to the Trustee from time to time reasonable compensation for its services rendered hereunder and under the Security Documents. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

                 The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by the Trustee without negligence or bad faith on its part in connection with the administration of this trust and its duties under this Indenture and the Security Documents, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder. Without limiting the foregoing sentence in any way, the Company shall also indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by the Trustee (including reasonable attorneys' and consultants' fees and court costs) arising from or relating to any Environmental Laws or Hazardous Materials concerning the Mortgaged Property (as defined in the Mortgage) or any breach or alleged breach by the Company of any representation, warranty or covenant in the Mortgage, provided such is not due to the Trustee's willful violation of any Environmental Laws. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence or bad faith.

                 To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in clause (viii) or (ix) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08  Replacement of Trustee.

                 (n) The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor

Trustee with the Company's consent.  The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the senior claim provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (o) If the Trustee, at the time of any resignation, removal or disqualification:

                   (i) is also then acting as the Note Trustee and is simultaneously resigning or otherwise ceasing to act as Note Trustee under the Note Indenture; and

                  (ii) is also then acting as Collateral Agent and is simultaneously resigning or otherwise ceasing to act as Collateral Agent then, any appointment of a successor Trustee pursuant to the terms hereof who is simultaneously appointed successor Note Trustee pursuant to the terms of the Note Indenture shall automatically and without further action on the part of the holders of the Securities be appointed as Collateral Agent under each of the Security Documents.

                 (c) Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09  Successor Trustee by Merger, etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee (and successor Collateral Agent, if then so acting, under the Security Documents).

SECTION 7.10  Eligibility; Disqualification.

        This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA
Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article Seven.

SECTION 7.11  Preferential Collection of Claims
              Against Company.

                 The Trustee, in its capacity as Trustee hereunder and in its capacity as Collateral Agent under the Security Documents, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section
 311(b).  A Trustee who has resigned or been removed shall be subject to TIA
Section  311(a) to the extent indicated therein.

SECTION 7.12  Appointment of Co-Trustee.

                 If the Trustee deems it necessary or desirable in connection with the Collateral and/or the enforcement of the Security Documents, the Trustee may appoint a co-Trustee with such powers of the Trustee as may be designated by the Trustee at the time of such appointment, and the Company shall, on request, execute and deliver to such co-Trustee any deeds, conveyances or other instruments required by such co-Trustee so appointed by the Trustee to more fully and certainly vest in and confirm to such co-Trustee its rights, powers, trusts, duties and obligations hereunder.

                                 ARTICLE VIII.

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01  Satisfaction and Discharge.

                 This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for in Section 2.06, and except as to Section 7.07) as to all outstanding Securities when (i) either (a) all such Securities theretofore authenticated and delivered (except (1) lost, destroyed or wrongfully taken Securities which have been replaced or paid as provided in Section 2.07 and (2) Securities for whose payment money has theretofore been deposited with the Trustee or any Paying Agent and thereafter repaid to the Company as provided in
Section 8.04) have been delivered to the Trustee for cancellation or (b) all such Securities not theretofore delivered to the Trustee for cancellation either have become due and payable, will become due and payable at their Stated Maturity within one year or are redeemable at the option of the Company and are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and, in any event, the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness for principal of, premium, if any and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Maturity Date or redemption date, as the case may be, on the Securities not theretofore delivered to the Trustee for cancellation; (ii) the Company has paid or caused to be paid all other sums payable under this Indenture by the Company; and
(iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that (A) all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with and (B) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this

Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

                 After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                 Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (i) of the first paragraph of this Section 8.01, the obligations of the Trustee under Sections 8.03 and 8.04 shall survive.

SECTION 8.02  Defeasance and Covenant Defeasance.

                 (a) The Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the outstanding Securities (a "defeasance") by fulfilling the applicable conditions of Section 8.02(b). Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, and to have satisfied all its other obligations under such Securities, this Indenture and the Security Documents (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive unless otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive, solely from the trust fund described in Sections 8.02(b) and 8.03, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to the Securities concerning issuing temporary Securities (Section 2.10), registration of transfer or exchange of Securities (Section 2.06), mutilated, destroyed, lost or stolen Securities (Section 2.07) and the maintenance of an office or agency for payment (Section 4.02) and money for security payments held in trust (Section 2.04), (iii) the rights, powers, trusts, duties and immunities of the Trustee set forth in Article Seven and (iv) the defeasance provisions this Article Eight. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to any covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19,
4.20, 4.21 and 5.01 (a "covenant defeasance") by fulfilling the applicable provisions of Section 8.02(b) and such Securities shall thereafter be deemed not to be outstanding for the purposes of any direction, waiver, consent, declaration or any other act or action of the Holders (and the consequences of any thereof) taken or to be taken in connection with any of such covenants, but shall continue to be deemed outstanding for all other purposes hereunder. For this purpose such covenant defeasance means with respect to such outstanding Securities that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or by reason of reference in any such Section to any other provision herein or in any other document, and such omission to comply with any such term, condition or limitation shall not constitute a Default or an Event of Default with respect to the Securities. In the event covenant defeasance occurs, the events described in clauses (iii) (as it applies to the covenants listed in the foregoing sentence), (v), (vi) and (vii) of Section 6.01 shall no longer constitute Events of Default with respect to the Securities. Except as specified above, the remainder of this Indenture and such Securities shall be unaffected by such covenant defeasance.

                 (b) The following shall be the conditions to application of this Section 8.02:

                   (i) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds, in trust for the benefit of the Holders of the Securities, cash in U.S. dollars, United States Government Obligations, or a combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest on the outstanding Securities on the Stated Maturity of such principal or installment of principal or interest;

                  (ii) in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                 (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;


                (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as clauses
         (viii) and (ix) of Section 6.01 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

                   (vi) in the case of defeasance or covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                 (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

                 (c) Notwithstanding defeasance or covenant defeasance in accordance with this Section 8.02, the obligations of the Trustee under Sections 8.03 and 8.04 shall survive.

SECTION 8.03  Application of Trust Money.

                 Subject to Section 8.04, the Trustee shall hold in trust all money or United States Government Obligations deposited with it pursuant to Sections 8.01 or 8.02, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04  Repayment to Company.

                 Subject to Sections 7.07, 8.01 and 8.02, the Trustee shall promptly pay to the Company upon written request any excess money and/or United States Government Obligations held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal, premium or interest that remains unclaimed for two years; provided that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.05  Reinstatement.

                 If the Trustee is unable to apply any money or United States Government Obligations in accordance with Sections 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 or 8.02 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Sections
8.01 or 8.02; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                                  ARTICLE IX.

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01  Without Consent of Holders.

                 The Company, when authorized by a Board Resolution, and the Trustee or the Collateral Agent, as applicable, may amend or supplement this Indenture, the Security Documents or the Securities without notice to or consent of any Securityholder:

                 (1)     to cure any ambiguity, defect or inconsistency;

                 (2) to give effect to the release of any Released Interests or any other item of Collateral or of any Lien, in each case pursuant to this Indenture and the Collateral Agency Agreement;

                 (3) to evidence the succession of another Person to the Company or any Subsidiary of the Company and the assumption by any such successor of the covenants of the Company or such Subsidiary, as the case may be;

                 (4) to evidence the release and discharge of the obligations of any Subsidiary of the Company the Capital Stock of which has been sold or otherwise disposed of in accordance with the applicable provisions of this Indenture; or

                 (5) to make any change that does not have a material adverse effect on the rights of any Securityholder.

SECTION 9.02  With Consent of Holders.

                 Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee or the Collateral Agent, as applicable, may amend or supplement this Indenture, the Security Documents or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of not less than a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture, the Security Documents or the Securities. However, without the consent of each Securityholder affected thereby, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (i) reduce the rate, or change the time or place for payment, of interest on any Security, or reduce any amount payable on the redemption thereof or upon a Change of Control;

                  (ii) reduce the principal, or change the fixed maturity or place of payment, of any Security;

                 (iii) change the currency of payment of principal of or interest on any Security;

                  (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

                   (v) reduce the principal amount of outstanding Securities necessary to modify or amend this Indenture or any Security Document;

                  (vi)   modify any of the provisions of Section 4.15;

                 (vii) subject to clauses (2), (4) and (5) of Section 9.01, affect adversely the ranking or security of the Securities; or

                (viii) modify any of the foregoing provisions or reduce the principal amount of outstanding Securities necessary to waive any covenant or past Default.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03  Compliance with Trust Indenture Act.

                 Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04  Revocation and Effect of Consents.

                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, except as provided in the succeeding paragraph, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives written notice of such revocation before the date the amendment, supplement or waiver becomes effective.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke by written notice received by the Trustee any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date, unless the relevant amendment, supplement or waiver to which such consent relates has become effective, in which event such Persons who were Holders at such record date shall no longer be entitled to revoke any consent previously given and such consent shall continue to be valid and effective.

                 After an amendment, supplement or waiver becomes effective, it shall form a part of this Indenture for all purposes and bind every Securityholder, unless it makes a change described in any of clauses (i) through (viii) of Section 9.02. In that case, the amendment, supplement or waiver shall form a part of this Indenture for all purposes and bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05  Notation on or Exchange of Securities.

                 If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06  Trustee To Sign Amendments, etc.

                 The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment, supplement or waiver, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity satisfactory to it in its sole discretion.

                                   ARTICLE X.

                            COLLATERAL AND SECURITY

SECTION 10.01  Collateral and Security Documents.

                 (a) In order to secure the due and punctual payment of the principal of and interest on the Securities, the Senior Secured Notes and, under certain circumstances, Permitted Replacement Financing when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities, the Senior Secured Notes and, under certain circumstances, Permitted Replacement Financing and the performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture and the Securities, the holders of the Senior Secured Notes or the Note Trustee under the Note Indenture and the Senior Secured Notes or, under certain circumstances, the Permitted Additional Lenders under the documents governing the Permitted Replacement Financing, the Company, Acme Steel, Acme Packaging, the Collateral Agent, the Trustee and the Note Trustee have simultaneously with the execution of this Indenture entered into the Collateral Agency Agreement and the Collateral Agent, the Company, Acme Steel and/or Acme Packaging have entered into the other Security Documents to which they are a party pursuant to which the Company, Acme Steel and Acme Packaging have granted to the Collateral Agent for the benefit of the Secured Parties a first priority Lien on and security interest in the Collateral. The Trustee and the Company hereby agree that the Collateral Agent holds the Collateral in trust for the benefit of the Secured Parties pursuant to the terms of the Security Documents.

                 (b) The Trustee is authorized and directed to enter into the Collateral Agency Agreement and the Collateral Agent is authorized and directed to enter into the Security Documents. In the event that pursuant to clause (xi)(b) of the definition of "Permitted Liens" the Company shall elect to grant additional Liens on assets that comprise Collateral to secure Permitted Replacement Financing, the Trustee and the Collateral Agent are authorized and directed to execute and deliver a supplement to the Collateral Agency Agreement as contemplated therein. In addition, in the event of any Permitted Bank Refinancing (as defined in the Intercreditor Agreement) the Collateral Agent is authorized to execute and deliver a supplement to the Intercreditor Agreement as contemplated therein. Each Securityholder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.

SECTION 10.02  Opinions of Counsel; TIA Requirements.

                 (c) Promptly after the execution and delivery of this Indenture, the Company shall deliver the opinion(s) required by Section 3.14(b) of the TIA and Section 5.8(b) of the Collateral Agency Agreement to the Trustee and the Collateral Agent. In addition, the Company shall furnish to the Collateral Agent and the Trustee on April 1 in each year, beginning with April 1, 1995, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Security Documents and reciting with respect to such Liens on the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the security interest of the Collateral Agent, the Securityholders and the Trustee hereunder and under the

Security Documents with respect to the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

                 (d) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the Security Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 10.03  Disposition of Collateral Without Release.

                 So long as no Default or Event of Default shall have occurred and be continuing and subject to the requirements of Section 314 of the TIA, the Company or any subsidiary may, without any release or consent by the Collateral Agent or the Trustee, sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements or other similar property which is subject to the Lien of the Security Documents, which (i) in any single transaction has a fair market value of $25,000 or less or (ii) shall have become worn out, obsolete or otherwise in need of replacement or repair; provided that, in the case of this clause (ii) such sale or other disposition is in conjunction with a substantially concurrent transaction whereby additional personal property is made subject to the Lien of the Security Documents and the Property so sold pursuant to (i) and (ii) above shall be conclusively free and clear of the Lien of the Security Documents without further action by the Collateral Agent.

SECTION 10.04  Authorization of Actions To Be
               Taken by the Collateral Agent
               Under the Security Documents.

                 Subject to the provisions of the Security Documents, (a) the Collateral Agent may, in its sole discretion and without the consent of the Securityholders, take all actions it deems necessary or appropriate in order to
(i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder and hereunder and (b) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Securityholders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Securityholders or of the Collateral Agent.)

SECTION 10.05  Collateral Agency Agreement.

                 Simultaneously with the issuance of the Securities, the Trustee, the Note Trustee, the Collateral Agent, the Company, Acme Steel and Acme Packaging will enter into the Collateral Agency Agreement. The Collateral Agency Agreement will provide the terms under which the Collateral Agent will hold the Collateral as security for, among other things, the Company's and the Guarantors' obligations on the Securities and under this Indenture. It will provide generally that decisions in respect of administering the Collateral and releasing portions of the Collateral in circumstances permitted by the Indenture, the Note Indenture and the Security Documents may be made by the Collateral Agent without the further consent of the Holders. It will also provide that decisions in respect of releasing portions of the Collateral in circumstances not permitted in the Indenture, Note Indenture or the Security Documents and foreclosing on or otherwise pursuing remedies with respect to such Collateral generally may be made by the holders of not less than a majority in aggregate principal amount of the Securities and the Senior Secured Notes voting separately. If an Event of Default occurs under this Indenture the Trustee will notify the Note Trustee simultaneously with any notifications to the Company or the holders of the Senior Secured Notes. In the event a declaration of acceleration of the Securities occurs as a result thereof, the Trustee on behalf of the Holders, in addition to any rights or remedies available to it under this Indenture may, subject to the provisions of the Collateral Agency Agreement, cause the Collateral Agent to take such action as the Trustee deems advisable to protect its rights in the Collateral. The proceeds received by the Collateral Agent from any foreclosure will be applied by the Collateral Agent first to pay the expenses of such foreclosure and fees and other amounts then payable to the Collateral Agent and the Trustees under the Indenture, the Note Indenture and the Collateral Agency Agreement, and thereafter to pay, pro rata, the principal of, premium, if any, and interest on the Securities and the Senior Secured Notes or any Permitted Replacement Financing pursuant to the terms of the Collateral Agency Agreement.

                                  ARTICLE XI.

                         SENIOR GUARANTEE OF SECURITIES

SECTION 11.01  Unconditional Guarantee.

                 Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their successors and assigns that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent hereunder, under the Indenture or the Security Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and
(ii) above, to the limitations set forth in Section 11.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, this Indenture or any Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Guarantee and any Security Documents. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02  Severability.

                 In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03  Release of a Guarantor.

                 Upon the sale or disposition (by merger, sale of stock of such Guarantor or the parent of such Guarantor or otherwise) of a Guarantor (or all or substantially all its assets) to an entity which is not either the Company or another Guarantor and which sale or disposition is otherwise in compliance with the terms of this Indenture (including, but not limited to, Section 4.06 hereof), such Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. In the event such Guarantor is Acme Packaging, it shall be released from its obligations under the Stock Purchase Agreement to which it is a party following execution of an amendment to such Stock Purchase Agreement in accordance with its terms. In addition, if the stock of such Guarantor has been pledged pursuant to a Stock Pledge Agreement, such stock shall be released by the Collateral Agent from the Lien of such Stock Pledge Agreement pursuant to the terms thereof. The Trustee and the Collateral Agent shall, at the sole cost and expense of the Company, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Eleven.

SECTION 11.04  Limitation of Guarantor's Liability.

                 Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.06, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.05  Guarantors May Consolidate,
               etc., on Certain Terms.

                 (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor, which consolidation, merger, sale or conveyance is otherwise in accordance with the terms of this Indenture and the Security Documents. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

                          Other than as set forth in Sections 11.03 and
11.05(a) above, each Guarantor will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor), or to which sale, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee and under this Indenture and the Security Documents; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Tangible Net Worth of the Company and its Subsidiaries would be at least equal to the Consolidated Tangible Net Worth of the Company and its Subsidiaries immediately prior to such transaction; and (v) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 4.04 hereof.

SECTION 11.06  Contribution.

                 In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

SECTION 11.07  Waiver of Subrogation.

                 Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee, this Indenture and the Security Documents, including, without limitation, any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.07 is knowingly made in contemplation of such benefits.

SECTION 11.08  Execution of Guarantee.

                 To evidence their guarantee to the Securityholder specified in
Section 11.01, the Guarantors hereby agree to execute the Guarantee in substantially the form of Exhibit A recited to be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by an Officer prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signature upon the Guarantee may be by manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such Officer who shall have signed the Guarantee shall cease to be such Officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such Officer of the Guarantor.

                                  ARTICLE XII.

                                 MISCELLANEOUS

SECTION 12.01  Trust Indenture Act Controls.

                 If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02  Notices.

                 Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

                 if to the Company or any of the Guarantors:

                          Acme Metals Incorporated
                          13500 South Perry Avenue
                          Riverdale, Illinois  60627
                          Attention:  Corporate Secretary with
                                      a copy to the Treasurer

                          Facsimile:  708-841-6010
                          Telephone:  708-849-2500
                 with copies to:

                          Coffield Ungaretti & Harris
                          3500 Three First National Plaza
                          Chicago, Illinois  60602
                          Attention:  Alton B. Harris

                          Facsimile:  312-977-4405
                          Telephone:  312-977-4400

                 if to the Trustee:

                          Shawmut Bank Connecticut, National Association 777 Main Street
                          Hartford, CT  06115
                          Attention:  Corporate Trust Administration

                          Facsimile:  203-986-7920
                          Telephone:  203-986-4424

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed, first class, postage prepaid, to a Securityholder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him or her at his or her address as set forth on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

                 Any notice or other communication to the Company or to the Trustee shall be deemed given only when such notice or other communication is actually received by the Company or the Trustee, as the case may be. Any notice or other communication mailed to a Holder in the manner prescribed above shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice or other communication. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

                 In the event that, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed sufficient giving of such notice for every purpose hereunder.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the latest date for the giving of such notice, and such waiver shall be deemed to constitute such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 12.03  Communications by Holders with Other Holders.

                 Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 12.04  Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                 (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action or inaction have been complied with; and

                 (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action or inaction have been complied with.

SECTION 12.05  Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.12) shall include:

                 (3) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (4) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (5) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (6) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06  Rules by Trustee, Paying Agent, Registrar.

                 The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07  Governing Law.

                 The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 12.08  No Recourse Against Others.

                 No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Securities are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Securities or implied therefrom; and each Securityholder by its acceptance of a Security, as consideration for and as a condition of the execution of this Indenture and the issue of the Securities, hereby expressly waives and releases any and all such personal liability (either at common law or in equity or by constitution or statute) of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Securities or implied therefrom.

SECTION 12.09  Successors.

                 All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.10  Counterpart Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.11  Severability.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 12.12  No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.13  Legal Holidays.

                 In any case where any Interest Payment Date, redemption date, Maturity Date, Stated Maturity, Unapplied Proceeds Offer Payment Date or Repurchase Date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of principal of and premium, if any, and interest on the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date, Maturity Date, Stated Maturity, Unapplied Proceeds Offer Payment Date or Repurchase Date; provided that if such payment is so made, no interest shall accrue for the period from and after such Interest Payment Date, redemption date, Maturity Date, Stated Maturity, Unapplied Proceeds Offer Payment Date or Repurchase Date, as the case may be.

                                   SIGNATURES


                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                        ACME METALS INCORPORATED

                                        By:  /s/ Jerry F. Williams

                                             -----------------------------
                                             Name:  Jerry F. Williams
                                             Title: Vice President


                                        GUARANTORS:

                                        ACME PACKAGING CORPORATION
                                        ACME STEEL COMPANY
                                        ACME STEEL COMPANY INTERNATIONAL,
                                         INC.
                                        ALABAMA METALLURGICAL CORPORATION
                                        ALPHA TUBE CORPORATION
                                        ALTA SLITTING CORPORATION
                                        UNIVERSAL TOOL AND STAMPING
                                         COMPANY, INC.

                                             /s/ Jerry F. Williams
                                        By:  ---------------------------
                                             Name: Jerry F. Williams

                                             (for each of the above-listed
                                             Guarantors)


                                        SHAWMUT BANK CONNECTICUT,
                                          NATIONAL ASSOCIATION

                                                  By:  /s/ Susan T. Keller
                                                       -----------------------
                                                       Name:   Susan T. Keller
                                                       Title:  Vice President

                                   SIGNATURES


                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                        ACME STEEL COMPANY


                                        By:   /s/ S. D. Bennett
                                              --------------------------
                                              Name:  Stephen D. Bennett
                                              Title: President

                                                                       EXHIBIT A

                            ACME METALS INCORPORATED

No.                                                                    $

                 13 1/2% SENIOR SECURED DISCOUNT NOTE DUE 2004


                  Acme Metals Incorporated promises to pay to


or registered assigns the principal sum of


Dollars on the Maturity Date of August 1, 2004.


Interest Payment Dates: February 1 and August 1, commencing February 1, 1998

Record Dates: January 15 and July 15

                 IN WITNESS WHEREOF, ACME METALS INCORPORATED has caused this instrument to be executed in its corporate name by a facsimile signature of its President and its Secretary and has caused the facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:                                          ACME METALS INCORPORATED


                                                By______________________________
                                                   Title:


                                                By______________________________
                                                   Title:

Certificate of Authentication:

                 This is one of the 13 1/2% Senior Secured Discount Notes due 2004 referred to in the within-mentioned Indenture.

SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION

By____________________                     Date:
  Authorized Signature

                             (REVERSE OF SECURITY)

                            ACME METALS INCORPORATED

                 13 1/2% Senior Secured Discount Note due 2004

                 1.       Interest.

                 Acme Metals Incorporated, a Delaware corporation (the "Company"), promises to pay interest at the rate of 13 1/2% per annum on the principal amount of this Security semiannually commencing on February 1, 1998, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including August 1, 1997, through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 2.       Method of Payment.

                 The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the regular record date, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be made at the agency of the Company maintained for that purpose in New York, New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

                 3.       Paying Agent and Registrar.

                 Initially, Shawmut Bank Connecticut, National Association (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Company or any of its Subsidiaries may act as Registrar, co-Registrar or, except in certain circumstances specified in the Indenture, Paying Agent.

                 4.       Indenture.

                 This Security is one of a duly authorized issue of Securities of the Company, designated as its 13 1/2% Senior Secured Discount Notes due 2004 (the "Securities"), limited in aggregate principal amount to $117,958,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture dated as of August 11, 1994 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Guarantors pursuant to Article Thirteen of the Indenture.

                 Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

                 5.       Optional Redemption.

                 The Securities may not be redeemed prior to August 1, 1999.
On or after August 1, 1999, the Company may, at its option, redeem the Securities in whole or in part, from time to time, at the following redemption prices (expressed in percentages of the principal amount thereof), in each case together with accrued interest, if any, to the date of redemption.

                 If redeemed during the twelve-month period beginning August 1,

                 YEAR                                                                          PERCENTAGE
                 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           106.750%
                 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           104.500%
                 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           102.250%
                 2002 and thereafter  . . . . . . . . . . . . . . . . . . . . . . . .           100.000%

                 6.       Repurchase upon Change of Control.

                 By the date specified for repurchase, which shall be within 60 days after giving notice of a Change of Control, each Holder shall have the right, at its option, to require the Company to purchase all or any part of such Holder's Securities at 101% of the Accreted Value thereof at the purchase date as purchased prior to August 1, 1997 and of the principal amount thereof plus accrued interest to the purchase date if purchased thereafter.

                 7.       Notice of Redemption.

                 Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than

$1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.

                 8.       Security Documents.

                 In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company has granted security interests in and Liens on the Collateral owned by it to the Collateral Agent for the benefit of the Holders of Securities pursuant to the Indenture and the Security Documents. The Securities will be secured by Liens on and security interests in the Collateral that are subject only to certain permitted encumbrances. The Collateral will also secure the Company's obligations under the Senior Secured Notes and the Note Indenture and, in certain circumstances, amounts under Permitted Replacement Financing. Proceeds from the Collateral will be shared among the parties secured thereby pursuant to the terms of the Collateral Agency Agreement.

                 The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

                  9.      Denominations; Transfer; Exchange.

                 The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

                 10.      Persons Deemed Owners.

                 The registered Holder of a Security may be treated as the owner of it for all purposes.

                 11.      Unclaimed Funds.

                 If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Company at its request. After such repayment Holders of Securities entitled to such funds must look to the Company for payment unless an abandoned property law designates another person.

                 12.      Discharge Prior to Redemption or Maturity.

                 The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

                 13.      Defeasance and Covenant Defeasance.

                 The Company may be discharged from its obligations under the Indenture, the Securities and the Security Documents, except for certain provisions thereof ("defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture, the Securities and the Security Documents ("covenant defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

                 14.      Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture, the Security Documents or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the

Company and the Trustee may amend or supplement the Indenture, the Security Documents or the Securities to cure any ambiguity, defect or inconsistency, to give effect to specified transactions or permitted releases, or to make any change that does not materially and adversely affect the rights of any Holder of Securities.

                 15.      Restrictive Covenants.

                 The Securities are secured obligations of the Company limited to the aggregate principal amount of $117,958,000. The Indenture restricts the ability of the Company or any of its Subsidiaries to permit any Liens to be imposed on their assets other than certain Permitted Liens, restricts the ability of the Company or any of its Subsidiaries to make certain payments, limits the Indebtedness which the Company and its Subsidiaries may incur and limits the terms on which the Company may engage in Asset Sales. The Company is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Sales. The Company must report annually to the Trustee on compliance with certain covenants in the Indenture.

                 16.      Successor Corporation.

                 Pursuant to the Indenture, the ability of the Company to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

                 17.      Defaults and Remedies.

                 An Event of Default consists of: a default for 30 days in payment of interest on the Securities or a default in payment of principal of or premium on the Securities when due, whether at maturity, upon acceleration, redemption or otherwise; a cessation of any Guarantee to be in full force and effect or a declaration of any Guarantee to be null and void and unenforceable or a finding of any Guarantee to be invalid or a denial by any Guarantor of its liability under its Guarantee; a failure by the Company to comply with any other covenant in the Indenture or in any of the Security

Documents for 60 days after notice from the Trustee or the holders of 25% in principal amount of the outstanding Securities (except in the case of a default with respect to provisions relating to the repurchase of Securities upon a Change of Control or the merger, consolidation or sale of all or substantially all of the assets of the Company, which will constitute Events of Default with notice but without passage of time); failure of the Company or any of its Subsidiaries to make any payment when due (after giving effect to any applicable grace period) under the Senior Secured Notes or any other senior Indebtedness in excess of $5 million; failure of the Company or any of its Subsidiaries to perform any term, covenant, condition or provision of the Senior Secured Notes or any other Indebtedness in excess of $5 million individually or $10 million in the aggregate, which failure results in the acceleration of the maturity of such Indebtedness; a final judgment or judgments for the payment of money not fully covered by insurance, which judgments exceed $5 million individually or $10 million in the aggregate, is entered against the Company or any of its Subsidiaries and is not satisfied, stayed, annulled or rescinded within 60 days of being entered; a party, after an event of default under any Indebtedness secured by Collateral, commences foreclosure proceedings, or exercises rights to ownership in lieu thereof, on any portion of the Collateral and certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare all the outstanding Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of a continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default and to notify the Trustee promptly after it becomes aware of any Default.

                 18.      Trustee Dealings with Company.

                 The Trustee in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                 19.      No Recourse Against Others.

                 A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                 20.      Authentication.

                 This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

                 21.      Indenture and Security Documents.

                 Each Securityholder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Indenture and the Security Documents, as the same may be amended from time to time.

                 22.      Abbreviations.

                 Customary abbreviations may be used in the name of Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 23.      CUSIP Numbers.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                 The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

                [FORM OF NOTATION OF NOTE RELATING TO GUARANTEE]

                                SENIOR GUARANTEE


                 The Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed) have unconditionally guaranteed on a senior basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                 The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                        GUARANTORS:

                                        ACME PACKAGING CORPORATION
                                        ACME STEEL COMPANY
                                        ACME STEEL COMPANY INTERNATIONAL,
                                          INC.
                                        ALABAMA METALLURGICAL CORPORATION
                                        ALPHA TUBE CORPORATION
                                        ALTA SLITTING CORPORATION
                                        UNIVERSAL TOOL AND STAMPING
                                          COMPANY, INC.

                                    By:
                                         ______________________________
                                         Name:

                                         (for each of the above-listed
                                         Guarantors)

                                 ASSIGNMENT FORM


                 If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________, agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated: __________________                  Signed: ______________________
                                                  (Sign exactly as
                                                  name appears on the
                                                  other side of this
                                                  Security)


Signature Guarantee:  _________________________________________________________

The holder's signature must be guaranteed by an eligible guarantor institution which is a member of one of the following recognized Signature Guarantee
Programs:

         1.  The Securities Transfer Agents Medallion Program (STAMP)
         2.  The New York Stock Exchange Medallion Signature Program
             (MSP)
         3.  The Stock Exchanges Medallion Program (SEMP)